Exhibit 3.2

EXECUTION VERSION

BROADCOM CAYMAN L.P.

AMENDED AND RESTATED

EXEMPTED LIMITED PARTNERSHIP

AGREEMENT

Dated February 1, 2016

i

3.17	Inspection of Record	23
3.18	Amendment of Record	23
3.19	Non-Recognition of Nominees	23
3.20	Incapacity, Death, Insolvency or Bankruptcy	24
3.21	No Transfer upon Dissolution	24
3.22	Form of Units	24
3.23	Record Holders	25
3.24	Offers for Units	25
3.25	Ordinary Market Purchases	26

ARTICLE 4
CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1	General Partner Contribution	26
4.2	[RESERVED]	26
4.3	Maintenance of Capital Accounts	26

ARTICLE 5
PARTICIPATION IN PROFITS AND LOSSES

5.1	[RESERVED]	28
5.2	Allocation for Capital Account Purposes	28
5.3	Allocation of Net Income and Losses for Tax Purposes	31
5.4	Distributions	33
5.5	Repayments	35

ARTICLE 6
WITHDRAWAL OF CAPITAL CONTRIBUTIONS

6.1	Withdrawal	35

ARTICLE 7
POWERS, DUTIES AND OBLIGATIONS OF GENERAL PARTNER

7.1	Duties and Obligations	35
7.2	Specific Powers and Duties	36
7.3	Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner	39
7.4	Title to Property	40
7.5	Exercise of Duties; Restriction on Authority of the General Partner	40
7.6	Limitation of Liability	40
7.7	Indemnity of General Partner	40
7.8	Other Matters Concerning the General Partner	42
7.9	Employment of an Affiliate	42
7.10	Removal of the General Partner	43
7.11	Voluntary Withdrawal of the General Partner	43
7.12	Condition Precedent	43
7.13	Transfer to New General Partner	43

7.14	Transfer of Title to New General Partner	43
7.15	Release By Partnership	44
7.16	New General Partner	44
7.17	Transfer of General Partner Interest	44
7.18	Duties of the General Partner;	44

ARTICLE 8
FINANCIAL INFORMATION

8.1	Books and Records	45
8.2	Reports	45
8.3	Right to Inspect Partnership Books and Records	46
8.4	Accounting Policies	46
8.5	Appointment of Auditor	46

ARTICLE 9
TAX MATTERS

9.1	Tax Returns and Information	46
9.2	Tax Elections	47
9.3	Tax Controversies	47
9.4	Treatment as a Partnership	47

ARTICLE 10
MEETINGS OF THE LIMITED PARTNERS

10.1	Meetings	48
10.2	Place of Meeting	48
10.3	Notice of Meeting	48
10.4	Record Dates	48
10.5	Proxies	49
10.6	Validity of Proxies	49
10.7	Form of Proxy	49
10.8	Revocation of Proxy	49
10.9	Corporations	49
10.10	Attendance of Others	50
10.11	Chairperson	50
10.12	Quorum	50
10.13	Voting	50
10.14	Powers of Limited Partners; Resolutions Binding	50
10.15	Conditions to Action by Limited Partners	50
10.16	Minutes	51
10.17	Additional Rules and Procedures	51

ARTICLE 11
HOLDINGS SUCCESSORS

11.1	Certain Requirements in Respect of Combination, etc.	51
11.2	Vesting of Powers in Successor	52
11.3	Wholly-Owned Subsidiaries	52

ARTICLE 12
NOTICES

12.1	Address	52
12.2	Change of Address	53
12.3	Accidental Failure	53
12.4	Receipt of Notice	53
12.5	Undelivered Notices	53
12.6	Mail	53

ARTICLE 13
DISSOLUTION AND LIQUIDATION

13.1	Events of Dissolution	54
13.2	No Dissolution	54
13.3	Procedure on Dissolution	54
13.4	Agreement Continues	55
13.5	Capital Account Restoration	55

ARTICLE 14
AMENDMENT

14.1	Power to Amend	55
14.2	Amendment by General Partner	55
14.3	Notice of Amendments	57

ARTICLE 15
MISCELLANEOUS

15.1	Power of Attorney	57
15.2	Binding Agreement	57
15.3	Time	58
15.4	Right to Offset	58
15.5	Counterparts	58
15.6	Governing Law; Venue	58
15.7	Severability	58
15.8	Further Acts	58
15.9	Entire Agreement	59
15.10	Limited Partner Not a General Partner	59
15.11	Electronic Transactions Law	59

AMENDED AND RESTATED

EXEMPTED LIMITED PARTNERSHIP AGREEMENT

THIS AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT is on the 1st day of February 2016, among Broadcom Limited, as General Partner, Antelope Cayman CLP Limited, as Initial Limited Partner, and each person who is admitted to the Partnership as a limited partner in accordance with the provisions of this Agreement. Certain capitalized terms used herein shall have the meanings set forth in Section 1.1.

WHEREAS, the Partnership was formed as an exempted limited partnership on May 26, 2015 pursuant to an Exempted Limited Partnership Agreement dated May 26, 2015 (the “Original Agreement”) between the General Partner and the Initial Limited Partner, upon the filing of a statement pursuant to Section 9(1) of the Act with the Registrar of Exempted Limited Partnerships in the Cayman Islands;

WHEREAS, the Partnership was formed to effect the indirect acquisition of Broadcom Corporation and Avago Technologies Limited pursuant to a series of transactions to be effective as of the date hereof; and

WHEREAS, the parties hereto now wish to amend and restate the Original Agreement in its entirety as of the date hereof and as hereinafter set forth, in order to set out the terms and conditions applicable to the relationship among the Partners and the conduct of the business of the Partnership and to reflect the withdrawal of the Initial Limited Partner.

NOW THEREFORE, in consideration of the respective covenants and agreements contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the Partners agree with each other that the Original Agreement shall be amended and restated in its entirety as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Agreement the following words have the following meanings:

“Act” means the Exempted Limited Partnership Law (2014 Revision) of the Cayman Islands, as amended, and any successor to such statute;

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Fiscal Year of the Partnership (or other taxable period), (a) increased by any amounts that such Partner is obligated to restore under the standards set forth in U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under U.S. Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such Fiscal Year (or such taxable period), are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and U.S. Treasury

Regulations Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such Fiscal Year (or such taxable period), are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.2(b)(i) or Section 5.2(b)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith;

“Affiliate” has the meaning set out in Section 1.2(a);

“Agreement” means this Amended and Restated Exempted Limited Partnership Agreement (including the Schedules attached hereto), as from time to time amended, supplemented or restated in accordance with the terms hereof;

“Auditor” means a nationally recognized independent public accounting firm appointed pursuant to Section 8.5;

“Broadcom” means Broadcom Corporation, a California corporation;

“Business Day” means any day other than a Saturday, a Sunday or any other day on which major commercial banking institutions in the Cayman Islands or New York, New York are authorized by Law to be closed;

“Capital Account” has the meaning set out in Section 4.3;

“Capital Contribution” of a Partner means the total amount of cash and the Carrying Value of any property other than cash contributed, including any property deemed to be contributed, to the Partnership by that Partner (or such Partner’s predecessor in interest) in respect of Units held, purchased or issued to such Partner; provided, that, in the case of the Units to be issued pursuant to the Transaction Agreement and the Unit Merger, the amount of the contribution to the Partnership in respect of the issuance of such Unit shall be the amount determined in accordance with Section 4.2;

“Carrying Value” means with respect to any Property of the Partnership (other than money), such Property’s adjusted basis for United States federal income tax purposes, except as follows:

(i)	The initial Carrying Value of any Property contributed by a Partner to the Partnership shall be the gross fair market value of such Property, as reasonably determined by the General Partner;

(ii)	The Carrying Values of all such Properties shall be adjusted to equal their respective gross fair market values (in accordance with the rules set forth in U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and taking Section 7701(g) of the Code into account), as reasonably determined by the General Partner, at the time of any Revaluation pursuant to Section 4.3(c);

(iii)	The Carrying Value of any Property distributed to any Partner shall be adjusted immediately prior to such distribution to equal the gross fair market value (without regard to Section 7701(g) of the Code) of such Property on the date of distribution as reasonably determined by the General Partner;

(iv)	The Carrying Values of any such Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Net Income” and “Net Loss” or Section 5.2(b)(viii); provided, however, that Carrying Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv); and

(v)	If the Carrying Value of any such Property has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such Property for purposes of computing Net Income and Net Loss;

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law;

“Combination” means any combination of shares or units, as the case may be, by reverse split, reclassification, recapitalization or otherwise;

“Common Units” has the meaning set out in Section 3.1;

“Controlled by” has the meaning set out in Section 1.2(b) and “Control”, “Controlling” and similar words have corresponding meanings;

“Current Market Price” has the meaning set out in Schedule A;

“Departing Partner” means any former General Partner;

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for U.S. federal income tax purposes for such Fiscal Year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year or other Period is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner;

“Direct Exchange” has the meaning set out in Schedule A;

“Economic Risk of Loss” has the meaning set forth in U.S. Treasury Regulations Section 1.752-2(a);

“Entity” means any of a partnership, limited partnership, joint venture, limited liability company, company or corporation with share capital, unincorporated association, or trust;

“Exchangeable Units” has the meaning set out in Section 3.1;

“Exchange Notice” has the meaning set out in Schedule A;

“Exchange Right” has the meaning set out in Schedule A;

“Exchanged Shares” has the meaning set out in Schedule A;

“Fiscal Year” has the meaning set out in Section 2.4;

“General Partner” means the general partner of the Partnership and any Person who is admitted to the Partnership as a successor to or permitted assign of the General Partner in accordance with Section 7.11 and the other provisions of this Agreement; as of the date hereof, the initial General Partner will be Holdings;

“Governmental Authority” means any (i) international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) self-regulatory organization or stock exchange, (iii) subdivision, agent, commission, board, or authority of any of the foregoing, or (iv) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Group Member” means a member of the Partnership Group;

“Hedging Transaction” has the meaning set out in Section 3.2(b);

“holder” means, when used with reference to Units, a holder of Units as shown from time to time in the Record;

“Holdings” means Broadcom Limited, a limited company organized under the laws of the Republic of Singapore;

“Holdings Control Transaction” has the meaning set out in Schedule A;

“Holdings Offer” has the meaning set out in Section 3.24(a);

“Holdings Shares” means the ordinary shares of Holdings;

“Holdings Successor” has the meaning set out in Section 11.1(a);

“Indemnitee” has the meaning set out in Section 7.7(a);

“Initial Limited Partner” means Antelope Cayman CLP Limited, a wholly owned Subsidiary of Holdings;

“Law” or “Laws” means any and all applicable (i) laws, constitutions, treaties, statutes, codes, ordinances, principles of common and civil law and equity, rules, regulations and municipal by-laws, whether domestic, foreign or international, (ii) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, and awards of any Governmental Authority, and (iii) policies, practices and guidelines of any Governmental Authority which, although not actually having the force of law, are considered by such Governmental Authority as requiring compliance as if having the force of law, and the term “applicable”, with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities at the relevant time and that emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

“Limited Partner” means any person who is a limited partner of the Partnership;

“Net Income” and “Net Loss” mean, for U.S. federal income tax purposes, for each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(i)	Any income of the Partnership that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss” shall be added to such taxable income or loss;

(ii)	Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition of “Net Income” and “Net Loss,” shall be subtracted from such taxable income or loss;

(iii)	In the event the Carrying Value of any Property of the Partnership is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of “Carrying Value,” the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the asset) or an item of loss (if the adjustment decreases the Carrying Value of the asset) from the disposition of such asset and shall be taken into account, immediately prior to the event giving rise to such adjustment, for purposes of computing Net Income and/or Net Loss;

(iv)	Gain or loss resulting from any disposition of any Property of the Partnership with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Carrying Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Carrying Value;

(v)	In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of Depreciation;

(vi)	To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code is required, pursuant to U.S. Treasury Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account, immediately prior to the event giving rise to such adjustment, for purposes of computing Net Income or Net Loss; and (vii) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.2(b) shall not be taken into account in computing Net Income and Net Loss;

Notwithstanding any other provision of this definition of Net Income and Net Loss, any items that are specially allocated pursuant to Section 5.2(b) hereof will not be taken into account in computing Net Income and Net Loss. The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 5.2(b) shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above;

“New Interests” has the meaning ascribed to such term in Section 3.4(b)(ii);

“New Shares” has the meaning ascribed to such term in Section 3.4(b)(ii);

“Nonrecourse Deductions” has the meaning set forth in U.S. Treasury Regulations Section 1.704-2(b)(1) and 1.704-2(c);

“Nonrecourse Liability” has the meaning set forth in U.S. Treasury Regulations Section 1.752-1(a)(2) and 1.704-2(b)(3);

“Original Agreement” has the meaning set out in the recitals to this Agreement;

“Partner Nonrecourse Debt” has the meaning set forth in U.S. Treasury Regulations Section 1.704-2(b)(4);

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in U.S. Treasury Regulations Section 1.704-2(i)(2);

“Partner Nonrecourse Deductions” has the meaning set forth in U.S. Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2);

“Partners” means the General Partner and the Limited Partners and “Partner” means any one of them;

“Partnership” means Broadcom Cayman L.P., an exempted limited partnership registered in and formed under the laws of the Cayman Islands;

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity;

“Partnership Interest” means any equity interest in the Partnership, including any Unit;

“Partnership Minimum Gain” has the meaning set forth in U.S. Treasury Regulations Section 1.704-2(b)(2) and 1.704-2(d). A Partner’s share of Partnership Minimum Gain shall be computed in accordance with the provisions of U.S. Treasury Regulations Section 1.704-2(g);

“Percentage Interest” means, as of any date of determination, (i) as to any Exchangeable Units held by a Limited Partner, the product obtained by multiplying (a) 100 by (b) the quotient obtained by dividing (x) the number of such Exchangeable Units by (y) the Total Common Base, and (ii) as to the Common Units held by the General Partner, the product obtained by multiplying (a) 100 by (b) the quotient obtained by dividing the number of outstanding Holdings Shares by the Total Common Base;

“Permitted Transfer” has the meaning set out in Section 3.15(b);

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation or other Entity with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, or other Governmental Authority;

“Property” means an interest of any kind in any real, personal or intellectual (or mixed) property, including cash, and any improvements thereto, and shall include both tangible and intangible property;

“Record” means the register of partnership interests required by the Act to be kept by the General Partner;

“Record Holder” means, as of any particular Business Day, the Person in whose name a Unit is registered on the books of the Registrar and Transfer Agent as of the opening of business on such Business Day, or with respect to other Partnership Interests (if any), the Person in whose name any such other Partnership Interest is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day;

“Registrar and Transfer Agent” means the registrar and transfer agent of the Units appointed from time to time by the General Partner, or, if no registrar and transfer agent is appointed, the General Partner;

“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Sections 5.2(b)(i) through (vii);

“Restricted Period” means the period ending on the second anniversary of the Unit Effective Time; provided, however, that, in the event holders elect to receive Exchangeable Units pursuant to the Transaction Agreement with respect to fifteen percent (15%) or less of the outstanding shares of Broadcom common stock as of the Election Deadline (as defined in the Transaction Agreement), then the Restricted Period will end on the first anniversary of the Unit Effective Time; provided, further, that unless otherwise waived in writing in the sole discretion of the General Partner, in the event of a breach by any holder of the restrictions set forth in Section 3.2(b) or any representation made by such holder in an Exchange Notice, the Restricted Period applicable to such holder’s Exchangeable Units shall be extended by 2 years;

“Revaluation” has the meaning set out in Section 4.3(c);

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Subdivision” means any subdivision of shares or units, as the case may be, by any split, dividend, distribution, reclassification, recapitalization or otherwise;

“Subsidiary” has the meaning set out in Section 1.2(c);

“Tax Matters Partner” means the “tax matters partner” within the meaning of Section 6231(a)(7) of the Code;

“Total Common Base” at any time means the total of the outstanding Exchangeable Units plus the number of Holdings Shares outstanding as at that time;

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of May 28, 2015, among Holdings, Partnership, Avago Technologies Limited, Avago Technologies Cayman Holdings Ltd., Avago Technologies Cayman Finance Limited, Buffalo CS Merger Sub, Inc., Buffalo UT Merger Sub, Inc. and Broadcom Corporation (including the Schedules attached thereto) as may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms;

“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, conveyance, assignment, pledge, grant of a security interest or other lien, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) of (a) any Partnership Interest or (b) any equity or other interest (legal or beneficial) in any Partner if substantially all of the assets of such Partner consist solely of Partnership Interests, subject in all cases to Section 3.15(a);

“Unit” means the Exchangeable Units and Common Units authorized under this Agreement which shall constitute interests in the Partnership as provided in this Agreement and under the Act;

“Unit Effective Time” has the meaning set out in the Transaction Agreement;

“Unit Merger” has the meaning set out in the Transaction Agreement;

“Unitholder” means a holder of one or more Units as shown from time to time in the Record;

“Units Offer” has the meaning set out in Section 3.24(b); and

“Voting Trust Agreement” has the meaning set out in Schedule A.

1.2 Determination of Affiliate, Control and Subsidiary Status

(a)	Affiliate. In determining the “Affiliate” status of two entities, an Entity will be deemed to be an affiliate of another Entity if:

(i)	one of them is the direct or indirect Subsidiary of, or is directly or indirectly Controlled by, or directly indirectly Controls, the other; or

(ii)	both are directly or indirectly under common Control.

(b)	Control. An Entity will be deemed to be “Controlled by” one or more Persons if:

(i)	in the case of an Entity which is governed by trustees, a board of directors, or similar governing body composed of individuals:

(A)	voting securities or other interests of the Entity carrying more than 50% of the votes for the governing body of the Entity are held, otherwise than by way of security only, by or for the benefit of the Person or Persons; and

(B)	the votes carried by those securities or other interests are entitled, if exercised, to elect a majority of the individuals of the governing body of the Entity;

(ii)	in the case of an Entity (other than a limited partnership) which does not have trustees, a board of directors, or similar governing body composed of individuals, securities or other interests of the Entity, representing more than 50% of the outstanding securities or other interests, are held, otherwise than by way of security only, by or for the benefit of the Person or Persons, in circumstances where it can reasonably be expected that the Person or Persons directs the affairs of the Entity; or

(iii)	in the case of an Entity which is a limited partnership, each general partner of the limited partnership either is the Person or is Controlled by the Person.

Notwithstanding the foregoing, “Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) shall also mean the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

(c)	Subsidiary. An Entity will be deemed to be a “Subsidiary” of another Entity if:

(i)	it is Controlled by:

(A)	that other,

(B)	that other and one or more Entities each of which is Controlled by that other, or

(C)	two or more Entities, each of which is Controlled by that other; or (ii) it is a Subsidiary of an Entity that is that other’s Subsidiary.

(d)	Beneficial Ownership.

(i)	A Person will be deemed to own beneficially securities beneficially owned by a Person Controlled by such first Person or by an Affiliate of either Person.

(ii)	A Person will be deemed to own beneficially securities beneficially owned by the Person’s Affiliates.

1.3 Headings

In this Agreement, the headings are for convenience of reference only, do not form a part of this Agreement and are not to be considered in the interpretation of this Agreement.

1.4 Interpretation

In this Agreement,

(a)	words importing the masculine gender include the feminine and neuter genders, corporations, partnerships and other Persons, and words in the singular include the plural, and vice versa, wherever the context requires;

(b)	the words “include”, “includes”, “including”, or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

(c)	all references to designated Articles, Sections and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

(d)	all accounting terms not otherwise defined will have the meanings assigned to them by, and all computations to be made will be made in accordance with, generally accepted accounting principles in the United States from time to time;

(e)	any reference to a statute will include and will be deemed to be a reference to the regulations and rules made pursuant to it, and to all amendments made to the statute, the regulations and the rules in force from time to time, and to any statute, regulation or rule that may be passed which has the effect of supplementing or superseding the statute referred to or the relevant regulation;

(f)	any reference to the Partnership taking any action shall be deemed to refer to the Partnership acting through the General Partner;

(g)	any reference to a Person will include and will be deemed to be a reference to any Person that is a successor to that Person; and

(h)	“hereof”, hereto”, herein”, and “hereunder” mean and refer to this Agreement and not to any particular Article, Section or other subdivision.

1.5 Currency

All references to currency in this Agreement are references to lawful money of the United States, unless otherwise indicated.

1.6 Schedules

The following are the schedules to this Agreement:

Schedule A – Rights and Preferences of Exchangeable Units of the Partnership

Schedule B – Definition of Permitted Transferee

ARTICLE 2

RELATIONSHIP BETWEEN PARTNERS

2.1 Formation and Name of the Partnership

The Partnership was formed as an exempted limited partnership pursuant to and in accordance with the laws of the Cayman Islands on May 26, 2015, and the rights and liabilities of the Partners shall be as provided in the Act except as herein otherwise expressly provided. The name of the Partnership shall be “Broadcom Cayman L.P.” or such other name or names as the General Partner may from time to time designate.

2.2 Purposes of the Partnership

The purpose of the Partnership shall be to: (i) acquire and hold interests in the shares of the corporations acquired pursuant to the transactions contemplated in the Transaction Agreement and, subject to the approval of the General Partner, interests in any other Persons; (ii) engage in any activity related to the capitalization and financing of the Partnership’s interests in such corporations and such other Persons; and (iii) engage in any activity that is incidental to or in furtherance of the foregoing and that is approved by the General Partner and that lawfully may be conducted by a limited partnership formed under the Act and this Agreement; provided, however, that, the Partnership shall not undertake business with the public in the Cayman Islands (other than so far as may be necessary to carry on the activities of the Partnership exterior to the Cayman Islands); provided, further, that, for so long as Exchangeable Units remain outstanding (not including Exchangeable Units held by Holdings and its Subsidiaries) and except pursuant to Section 9.4, the Partnership shall not engage, directly or indirectly, in any business activity that the General Partner determines in good faith would cause the Partnership to be treated as an association taxable as a corporation under Treasury Regulations Section 301.7701-3 or Section 7704 of the Code, or would cause the Partnership to become subject to the provisions of the U.S. Investment Company Act of 1940, as amended.

2.3 Office of the Partnership

The registered office of the Partnership is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or any other address in the Cayman Islands as the General Partner may designate in writing from time to time to the Limited Partners.

2.4 Fiscal Year

Subject to the General Partner determining otherwise or as otherwise may be required under the Code or applicable U.S. Treasury Regulation, the first fiscal period of the Partnership will end on the final day of the fiscal year of Holdings in which the Unit Effective Time occurs. Thereafter, each fiscal period commences on the date the fiscal period begins for Holdings and ends on the earlier of the date such fiscal period ends for Holdings or on the date of dissolution or other termination of the Partnership. Each fiscal period is referred to in this Agreement as a “Fiscal Year”.

2.5 Status of General Partner

The General Partner represents, warrants, covenants and agrees with each Limited Partner that it:

(a)	is a limited company incorporated under the Laws of the Republic of Singapore and is validly subsisting under those laws;

(b)	has the capacity and corporate authority to act as a general partner and to perform its obligations under this Agreement, and those obligations do not conflict with nor do they result in a breach of any of its organizational documents or any material agreement by which it is bound;

(c)	holds and will maintain the registrations necessary for the conduct of its business and has and will continue to have all material licenses and permits necessary to carry on its business as the General Partner of the Partnership in all jurisdictions where the activities of the Partnership require that licensing or other form of registration of the General Partner, including registration as a foreign company in accordance with Part IX of the Companies Law (2013 Revision) of the Cayman Islands; and

(d)	will devote as much time as is reasonably necessary for the conduct and management of the business and affairs of the Partnership in accordance with this Agreement.

2.6 Limitation on Authority of Limited Partners

No Limited Partner, in its capacity as such, will:

(a)	take part in the administration, control, management or operation of the business of the Partnership or exercise any power in connection with that control or management or transact business on behalf of the Partnership;

(b)	execute any document which binds or purports to bind any other Partner or the Partnership;

(c)	hold itself out as having the power or authority to bind any other Partner or the Partnership;

(d)	have any authority or power to act for or undertake any obligation or responsibility on behalf of any other Partner or the Partnership;

(e)	bring any action for partition or sale or otherwise in connection with the Partnership, or any interest in any property of the Partnership, whether real or personal, tangible or intangible, or file or register or permit to be filed, registered or remain undischarged any lien or charge in respect of any property of the Partnership; or

(f)	compel or seek a partition, judicial or otherwise, of any of the assets of the Partnership distributed or to be distributed to the Partners in kind in accordance with this Agreement.

2.7 [RESERVED]

2.8 Limited Liability of Limited Partners

Subject to the provisions of the Act, the liability of each Limited Partner for the debts, liabilities and obligations of the Partnership will be limited to the Limited Partner’s Capital Contribution, plus the Limited Partner’s share of any undistributed income of the Partnership. Following payment of a Limited Partner’s initial Capital Contribution, the Limited Partner will not be liable for any further claims or assessments or be required to make further contributions to the Partnership.

2.9 [RESERVED]

2.10 Other Activities of Partners

Limited Partners and their respective Affiliates and Affiliates of the General Partner may engage in businesses, ventures, investments and activities which may be similar to or competitive with those in which the Partnership is or might be engaged and those Persons will not be required to offer or make available to the Partnership any other business or investment opportunity which any of those Persons may acquire or be engaged in for its own account.

2.11 Withdrawal of the Initial Limited Partner

Immediately following the execution of this Agreement, the Initial Limited Partner shall (a) receive a return of any Capital Contribution made by the Initial Limited Partner to the Partnership, (b) withdraw as the Initial Limited Partner of the Partnership, and (c) have no further right, interest or obligation of any kind whatsoever as a Partner in the Partnership.

ARTICLE 3

PARTNERSHIP UNITS

3.1 Authorized Units

The interests in the Partnership of the Partners will be divided into and represented, as of the date hereof, by an unlimited number of only each of two classes of Units as follows: (i) interests of the General Partner will be represented by common partnership units (“Common Units”); and (ii) interests of Limited Partners will be represented by exchangeable limited partnership units (“Exchangeable Units”). Except in accordance with this Agreement, no other Partnership Interests, Units or other interests in the Partnership shall be issued other than as specified by the preceding sentence. Each of the Units will represent an interest in the Partnership having the preferences, rights, restrictions, conditions and limitations provided in this Agreement including:

(a)	the holders of Units will have the right to receive allocations of Net Income, Net Loss (and any items of income, gain, loss, or deduction that are specially allocated pursuant to Section 5.2(b)), taxable income and tax loss as provided in this Agreement;

(b)	the holders of the Units will have the right to share in returns of capital and to share in cash and any other distributions to Partners and to receive the remaining assets of the Partnership on dissolution or winding up in accordance with the terms of this Agreement; and

(c)	the holders of Units will have the right to receive notice of and to attend any meetings of Partners of the Partnership.

Except as otherwise specified in this Agreement, no Partner will have any preference, priority or right in any circumstance over any other Partner in respect of the Units held by each. For greater certainty, the General Partner’s interest in the Partnership is a single interest defined by reference to the Common Units held by it and any other Units that it might acquire in accordance with this Agreement.

3.2 Rights, Privileges, Restrictions and Conditions of Exchangeable Units

(a)	In addition to the preferences, rights, restrictions, conditions and limitations set out in Section 3.1 and this Section 3.2, each Exchangeable Unit will have the rights and preferences set out with respect to such Exchangeable Unit in Schedule A hereto.

(b)	Unless otherwise approved in writing by the General Partner in its sole discretion, until the end of the Restricted Period, no holder of Exchangeable Units (beneficial or of record) shall be a party to or otherwise participate, directly or indirectly, in any short sale, forward contract to sell, option or forward contract to purchase, swap or other hedging, synthetic, “put” equivalent or similar derivative instrument or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Exchangeable Units or any Holdings Shares, whether settled in cash or securities (any of the foregoing transactions, a “Hedging Transaction”).

(c)	Each Limited Partner acknowledges that, although as of the date of this Agreement the Exchangeable Units have been registered under the Securities Exchange Act, the General Partner is under no obligation to continue such registration and the General Partner shall be authorized to deregister the Exchangeable Units at any time that such registration is not legally required.

3.3 Issuance of Additional Units

(a)	Except for issuances of Units to Holdings pursuant to Section 3.4(b)(ii), from and after the issuance of the Exchangeable Units issued in connection with the Units Merger, the Partnership shall not issue any Units to Holdings nor any Units to any other Person.

(b)	The General Partner may, in its discretion, either retain the net proceeds from such issuance for use by the Partnership, or may cause the Partnership to distribute the net proceeds from any issuance of Units to Holdings for the purposes of funding redemption, repurchase or acquisition of Holdings Shares in accordance with Section 3.4(d).

(c)	No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interests, whether unissued, held in the treasury or hereafter created.

(d)	All Partnership Interests issued by the Partnership shall be fully paid and non-assessable Partnership Interests.

3.4 Capital Structure of the Partnership and Holdings

So long as any Exchangeable Units are outstanding:

(a)	The General Partner shall, and shall cause the Partnership to, take all actions reasonably necessary so that, at all times for as long as this Agreement is in effect, the economic rights of the holders of the Exchangeable Units and the economic rights of the General Partner as holder of the Common Units shall be proportionate to their respective Percentage Interests (for the avoidance of doubt, not taking into account Section 3.4(d), Section 5.4(a), Section 5.4(b), Section 5.4(f) or any other provision of this Agreement the effect of which is to cause the economic rights of the holders of the Exchangeable Units and the economic rights of the General Partner as holder of the Common Units to not be proportionate to their respective Percentage Interests).

(b)	Without limiting the generality of Section 3.4(a):

(i)	upon the issuance by the General Partner of any Holdings Shares (other than pursuant to the exercise of an Exchange Right or an issuance described in Section 3.5), including any issuance in connection with a business acquisition by Holdings, an equity incentive program or upon the conversion, exercise or exchange of any security or other instrument convertible into or exercisable or exchangeable for Holdings Shares, which, in each case, will result in a corresponding change in the Percentage Interests of the Partners in accordance with the definition of “Percentage Interests”, the General Partner shall contribute the proceeds of such issuance (net of any selling or underwriting discounts or commissions or other expenses, which for the avoidance of doubt, shall be deemed to be reimbursed by the Partnership in accordance with Section 5.4(f) and such reimbursement proceeds shall be deemed to be contributed by the General Partner to the Partnership) to the Partnership as a capital contribution on account of its Common Units; and

(ii)	if a new class of shares in the capital of Holdings is created and issued by Holdings (“New Shares”), the General Partner shall (either immediately before or after such issuance) (A) cause the Partnership to create a corresponding new class of Partnership Interests (“New Interests”) that has corresponding distribution rights to such New Shares, (B) cause the Partnership to issue one or more New Interests in exchange for the contribution by Holdings of the proceeds from the issuance of such New Shares (net of any selling or underwriting discounts or commissions or other expenses, which for the avoidance of doubt, shall be deemed to be reimbursed by the Partnership in accordance with Section 5.4(f) and such reimbursement proceeds shall be deemed to be contributed by the General Partner to the Partnership) to the Partnership, and (C) effect such amendments to this Agreement as are necessary in order to provide that the distributions and allocations on the New Interests to Holdings pursuant to this Agreement are made on terms that allow Holdings to fund distributions on such New Shares in accordance with their terms and such other amendments as are necessary such that the capital of Holdings in the Partnership continues to correspond with the outstanding capital of Holdings.

(c)	Other than in connection with any Direct Exchange, upon the exchange of any Exchangeable Units for Exchanged Shares pursuant to the exercise of an Exchange Right, as of the effective date of such exchange, each Exchanged Share issued in exchange for an Exchangeable Unit shall be deemed (i) to have been first contributed by Holdings to the Partnership as a capital contribution in respect of its Common Units and (ii) then immediately thereafter to have been delivered by the Partnership to the holder exercising the Exchange Right and the Exchangeable Unit shall be cancelled and shall cease to exist. Upon the exchange of any Exchangeable Units for the Cash Amount (as defined in Schedule A) pursuant to the exercise of an Exchange Right, as of the effective date of such exchange, each such Exchangeable Unit automatically shall be deemed cancelled concurrently with such payment, without any action on the part of any Person, including Holdings or the Partnership.

(d)	If Holdings proposes to redeem, repurchase or otherwise acquire any Holdings Shares for cash, the Partnership shall, immediately prior to such redemption, repurchase or acquisition, make a distribution to Holdings on its Common Units in an amount sufficient for Holdings to fund such redemption, repurchase or acquisition, as the case may be.

3.5 Reciprocal Changes

So long as any Exchangeable Units not owned by Holdings or its Subsidiaries are outstanding:

(a)	Holdings will not:

(i)	issue, dividend or otherwise distribute Holdings Shares (or securities exchangeable or exercisable for or convertible into or carrying rights to acquire Holdings Shares) to the holders of the then outstanding Holdings Shares (as such) by way of stock dividend or other distribution; or

(ii)	issue, dividend or otherwise distribute rights, options or warrants to the holders of the then outstanding Holdings Shares (as such) entitling them to subscribe for or to purchase Holdings Shares (or securities exchangeable or exercisable for or convertible into or carrying rights to acquire Holdings Shares); or

(iii)	issue, dividend or otherwise distribute to the holders of the then outstanding Holdings Shares (as such) (A) shares or securities of Holdings other than Holdings Shares (other than shares convertible into or exchangeable or exercisable for or carrying rights to acquire Holdings Shares), (B) rights, options or warrants other than those referred to in Section 3.5(a)(ii) hereof, (C) evidences of indebtedness of Holdings or (D) assets of Holdings, unless, in each case, the equitably equivalent on a per Exchangeable Unit basis of such Holdings Shares, rights, options, securities, warrants, shares, evidences of indebtedness or other assets is issued or distributed substantially simultaneously to holders of the Exchangeable Units; provided, that for greater certainty, the above restrictions shall not apply (A) to dividends or distributions on Holdings Shares where an equal distribution is substantially simultaneously made on each Exchangeable Unit in accordance with Section 5.4(a) or (B) to any securities issued or distributed by Holdings in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Transaction Agreement.

(b)	Holdings will not:

(i)	subdivide, redivide or change the then outstanding Holdings Shares into a greater number of Holdings Shares; or

(ii)	reduce, combine, consolidate or change the then outstanding Holdings Shares into a lesser number of Holdings Shares; or

(iii)	reclassify or otherwise change Holdings Shares or effect an amalgamation, merger, reorganization or other transaction affecting Holdings Shares (other than an amalgamation, merger, reorganization or other transaction affecting Holdings Shares where such Holdings Shares are used as consideration in an acquisition by the Partnership or any Subsidiary of the Partnership),

unless, in each case, the same or an equitably equivalent change shall substantially simultaneously be made to, or in the rights of the holders of, the Exchangeable Units.

(c)	Holdings will ensure that the record date for any event referred to in Section 3.5(a) or 3.5(b) hereof or (if no record date is applicable for such event) the effective date for any such event, will be the same with respect to both the Exchangeable Units and the Holdings Shares, and that such record date or effective date is not less than five Business Days after the date on which such event is declared or announced by Holdings (with contemporaneous notification thereof by Holdings to the Partnership and thereafter by the Partnership to the Limited Partners).

(d)	The General Partner shall determine reasonably and in good faith, with the assistance of a reputable and qualified independent financial advisor selected by the General Partner and such other experts as the General Partner may require, equitable and economic equivalence for the purposes of any event referred to in Section 3.5(a) or 3.5(b) hereof and each such determination shall be conclusive and binding on Holdings.

(e)	The General Partner agrees to use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate distributions are paid or other distributions are made by the Partnership, or subdivisions, redivisions or changes are made to the Exchangeable Units, in order to implement the required equitable equivalence with respect to distributions on the Holdings Shares and Exchangeable Units as provided for in this Section 3.5.

(f)	The Partnership shall not effect any Subdivision or Combination of Exchangeable Units other than in accordance with this Section 3.5

3.6 Segregation of Funds

The General Partner will cause the Partnership to deposit a sufficient amount of funds in a separate account of the Partnership and segregate a sufficient amount of such other assets and property as is necessary to enable the Partnership to pay distributions and other amounts when due under Section 5.4(a) and to pay or otherwise satisfy its obligations under Article 2 of Schedule A hereto, as applicable.

3.7 Reservation of Holdings Shares

Holdings hereby represents, warrants and covenants in favor of the Partnership that Holdings has reserved for issuance and will, at all times while any Exchangeable Units (other than Exchangeable Units held by Holdings or its Subsidiaries) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued share capital at least such number of Holdings Shares (or other shares or securities into which Holdings Shares may be reclassified or changed as contemplated by Section 3.4) without duplication (a) as is equal to the sum of (i) the number of Exchangeable Units issued and outstanding from time to time and (ii) the number of Exchangeable Units issuable upon the exercise of all rights to acquire Exchangeable Units outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Holdings to meet its obligations under any other security or commitment pursuant to which Holdings may now or hereafter be required to issue Holdings Shares, and to enable and permit the Partnership to meet its obligations hereunder.

3.8 Notification of Certain Events

In order to assist Holdings to comply with its obligations hereunder, the General Partner will notify Holdings of each of the following events at the time set forth below:

(a)	immediately, upon receipt by the Partnership of an Exchange Notice;

(b)	on the same date on which the Partnership gives written notice to holders of Exchangeable Units of a mandatory exchange in accordance with Article 2 of Schedule A hereto; and

(c)	as soon as practicable upon the issuance by the Partnership of any Exchangeable Units or rights to acquire Exchangeable Units.

3.9 Delivery of Holdings Shares to the Partnership

Other than in connection with any Direct Exchange, upon notice from the Partnership of any event that requires the Partnership to cause Holdings Shares to be delivered to any holder of Exchangeable Units, the General Partner shall forthwith issue and deliver or cause to be delivered, for and on behalf of the Partnership, the requisite number of Holdings Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Units. All such Holdings Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such Holdings Share, Holdings shall be deemed to have made a capital contribution to the Partnership as provided in Section 3.4(c).

3.10 Qualification of Holdings Shares

If any Holdings Shares (or other shares or securities into which Holdings Shares may be reclassified or changed as contemplated by Section 3.4) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any United States federal or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other United States legal requirement before such shares (or such other shares or securities) may be issued and delivered by Holdings to the holder of surrendered Exchangeable Units or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on Transfer by reason of a holder being an “affiliate” of Holdings for purposes of United States federal or state securities law), Holdings will use it reasonable best efforts to expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause such Holdings Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States law. Holdings will use its reasonable best efforts to expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Holdings Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Holdings Shares (or such other shares or securities) have been listed by Holdings and remain listed and are quoted or posted for trading at such time.

3.11 Subscription for Units

No subscription may be made or will be accepted for a fraction of a Unit.

3.12 Admittance as Limited Partner

Upon the issuance of Units to any new Limited Partner, all Partners will be deemed to consent to the admission of such Limited Partner, the General Partner will be deemed to have executed this Agreement on behalf of the new Limited Partner as their duly appointed attorney and to have caused the Record to be amended, and any other documents as may be required by the Act or under similar legislation of other jurisdictions to be filed or amended, specifying the prescribed information and causing the foregoing information in respect of the new Limited Partner to be included in other Partnership books and records.

3.13 Payment of Expenses

The Partnership will pay, to the extent contemplated by any agreement, indenture, prospectus or other offering document, all costs, disbursements and other fees and expenses incurred, by the Partnership or on its behalf, in connection with:

(a)	the organization of the Partnership;

(b)	the Unit Merger;

(c)	the registration of the Partnership under the Act and under similar legislation of other jurisdictions; and

(d)	the issuance and sale of any additional Units.

3.14 Record of Limited Partners

The General Partner shall keep or cause to be kept at its principal place of business a current Record stating for each Limited Partner the Limited Partner’s name, address, the amount of money and/or the value of other property contributed or to be contributed by the Limited Partner to the Partnership, the number of Units held by each Limited Partner and any other information required under the Act. Registration of interests in, and as provided in Section 3.15 Transfers of, Units will be made only in the Record. The General Partner shall cause to be maintained at the registered office of the Partnership a record of the address at which the Record is maintained.

3.15 Restriction on Transfers

(a)	Unless otherwise approved in writing by the General Partner in its sole discretion, no holder of Units may Transfer any interest in any Units, except Transfers (i) pursuant to and in accordance with Section 3.15(b) or (ii) following the end of the Restricted Period. Notwithstanding the foregoing, “Transfer” shall not include an event that terminates the existence of a Partner for income tax purposes (including, without limitation, a change in entity classification of a Partner under Treasury Regulations Section 301.7701-3, termination of a partnership pursuant to Code Section 708(b)(1)(B), a sale of assets by, or liquidation of, a Partner pursuant to an election under Code Section 338, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Partner), but that does not terminate the existence of such Partner under applicable state law (or, in the case of a trust that is a Partner, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Partnership Interests of such trust that is a Partner).

(b)	The restrictions contained in Section 3.15(a) shall not apply to any Transfer (each, a “Permitted Transfer”) (i) (A) pursuant to a Holdings Control Transaction, (B) pursuant to the exercise of an Exchange Right in accordance with the terms of this Agreement or (C) by a Partner to Holdings or any of its Subsidiaries, (ii) by any Partner, to any member of such Partner’s immediate family, or to trusts solely for the benefit of such Partner (or, to the extent that such Partner is not a natural person, the ultimate beneficial owner of the Units held by such Partner) or any member of such Partner’s (or such beneficial owner’s) immediate family, by will or otherwise upon the death of such Partner or otherwise for estate planning purposes, by operation of law, to any other Partner, or for charitable purposes or as charitable gifts or donations, and (iii) to any Person who is a Permitted Transferee as defined on Schedule B; provided, however, that (A) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, and (B) in the case of the foregoing clauses (ii) and (iii), the transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this Agreement.

(c)	By acceptance of the Transfer of any Unit, each transferee of a Unit (including any nominee holder or an agent or representative acquiring such Units for the account of another Person) (i) shall be admitted to the Partnership as a Partner with respect to the Units so transferred to such transferee when any such Transfer or admission is reflected in the Record, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Units so transferred, (iv) grants powers of attorney to the General Partner, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

(d)	No change of name or address of a Limited Partner, no Transfer of a Unit and no admission of a substituted Limited Partner in the Partnership will be effective for the purposes of this Agreement until the requirements set out in this Article 3 have been satisfied, and until that change, Transfer, substitution or addition is duly reflected in an amendment to the Record as may be required by the Act. The names and addresses of the Limited Partners as reflected from time to time in the Record, as from time to time amended, will be conclusive as to those facts for all purposes of the Partnership.

(e)	Where the transferee complies with all applicable provisions and is entitled to become a Limited Partner pursuant to the provisions of this Agreement, the General Partner shall admit the transferee to the Partnership as a substituted Limited Partner and the Limited Partners hereby consent to the admission of, and will admit, the transferee to the Partnership as a Limited Partner, without further act of the Limited Partners (other than as may be required by law).

3.16 Notice of Change to General Partner

No name or address of a Limited Partner will be changed and no Transfer of a Unit or substitution or addition of a Limited Partner in the Partnership will be recorded on the Record except pursuant to a notice in writing received by the General Partner.

3.17 Inspection of Record

A Limited Partner, or an agent of a Limited Partner duly authorized in writing, has the right to inspect and make copies from the Record during normal business hours.

3.18 Amendment of Record

The General Partner, on behalf of the Partnership, may effect such filings, recordings, registrations and amendments to the Record and to any other documents and at any places as in the opinion of counsel to the Partnership are necessary or advisable to reflect changes in the membership of the Partnership, Transfers of Units and dissolution or de-registration of the Partnership as provided in this Agreement and to constitute a transferee as a Limited Partner.

3.19 Non-Recognition of Nominees

Units may be held by nominees on behalf of the beneficial owners of the Units. Notwithstanding the foregoing, except as provided in this Agreement, as required by Law or as recognized by the General Partner in its sole discretion, no Person will be recognized (including in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code) by the Partnership or any Limited Partner as holding any Unit on behalf of another Person with the beneficial interest in that other Person, and the Partnership and Limited Partners will not be bound or compelled in any way to recognize (even when having actual notice) any equitable, contingent, future or partial interest in any Unit or in any fractional part of a Unit or any other rights in respect of any Unit except an absolute right to the entirety of the Unit in the Limited Partner shown on the Record as holder of that Unit.

3.20 Incapacity, Death, Insolvency or Bankruptcy

Where a Person becomes entitled to Units on the incapacity, death, insolvency, or bankruptcy of a Limited Partner, or otherwise by operation of Law, in addition to the requirements of Section 3.15, that entitlement will not be recognized or entered into the Record until that Person:

(a)	has produced evidence satisfactory to the Registrar and Transfer Agent of that Person’s entitlement; and

(b)	has delivered any other evidence, approvals and consents in respect to that entitlement as the Registrar and Transfer Agent may require and as may be required by Law or by this Agreement.

3.21 No Transfer upon Dissolution

No Transfer of Units may be made or will be accepted or entered into the Record after the occurrence of any of the events set out in Section 13.1.

3.22 Form of Units

(a)	Units shall not be certificated unless otherwise determined by the General Partner in its sole discretion. If the Partnership determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Partnership, by the Chief Executive Officer of the General Partner and any other officer designated by the General Partner, representing the number of Units held by such holder. Such certificate shall be in such form as the General Partner may determine and shall contain such legends as required by Law or as deemed appropriate by the General Partner to alert third parties to the terms, conditions and restrictions contained in this Agreement. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law.

(b)

If Units are certificated, the General Partner may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Partnership alleged to have been lost, stolen or destroyed, upon delivery to the General Partner of an affidavit of the owner or owners of such certificate, setting forth such allegation. The General Partner may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Partnership a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c)	Upon surrender to the Partnership or the Registrar and Transfer Agent of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to Transfer, in compliance with the provisions hereof, the Partnership shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the General Partner may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

3.23 Record Holders

In accordance with Section 3.15, the Partnership shall be entitled to recognize the Record Holder as the Limited Partner with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by applicable Law. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Person on the other hand, such representative Person shall be the Record Holder of such Units. A Person may become a Record Holder without the consent or approval of any Partner.

3.24 Offers for Units

For so long as Exchangeable Units remain outstanding (not including Exchangeable Units held by Holdings and its Subsidiaries):

(a)

no tender offer, share exchange offer, merger, amalgamation, consolidation, recapitalization, reorganization or similar transaction with respect to Holdings Shares (a “Holdings Offer”) will be proposed or recommended by Holdings or the Holdings Board of Directors or otherwise effected with the consent or approval of the Holdings Board of Directors unless the holders of Exchangeable Units (other than Holdings and its Subsidiaries) are entitled to participate in such Holdings Offer to the same extent and on an equitably and economically equivalent basis as the holders of Holdings Shares, without discrimination. Without limiting the generality of the foregoing, except in order to permit the Holdings Board of Directors to fulfill its fiduciary duties under applicable law, neither Holdings nor the Holdings Board of Directors will approve or recommend any Holdings Offer or take any action in furtherance of a Holdings Offer unless, and Holdings will act in good faith to put in place procedures or to cause the Transfer Agent to put in place procedures to ensure that, the holders of

Exchangeable Units may participate in such Holdings Offer and any exchange required thereby shall be conditional upon and shall only be effective if the Holdings Shares tendered or deposited under such Holdings Offer are taken up); and

(b)	no tender offer, share exchange offer, merger, amalgamation, consolidation, recapitalization, reorganization or similar transaction with respect to Exchangeable Units (a “Units Offer”) will be proposed or recommended by Holdings or the Holdings Board of Directors or otherwise effected with the consent or approval of the Holdings Board of Directors unless the holders of Holdings Shares (other than Holdings and its Subsidiaries) are entitled to participate in such Units Offer to the same extent and on an equitably and economically equivalent basis as the holders of Exchangeable Units, without discrimination.

3.25 Ordinary Market Purchases

For greater certainty, nothing contained in this Agreement, including the obligations of Holdings contained in Section 3.24, shall limit the ability of Holdings to make a “Rule l0b-18 Purchase” of Holdings Shares pursuant to Rule 10b-18 of the Securities Exchange Act.

ARTICLE 4

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1 General Partner Contribution

The General Partner has made an initial contribution of $1 to the capital of the Partnership and has made subsequent capital contributions on or prior to the date hereof of $30,756,292,216.50.

4.2 [RESERVED]

4.3 Maintenance of Capital Accounts

(a)

There shall be established for each Partner on the register of the Partnership as of the date such Partner becomes a Partner a capital account (each being a “Capital Account”), which Capital Account shall be maintained in accordance with the provisions of U.S. Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the other provisions of this Agreement relating to the maintenance of Capital Accounts. Each Capital Contribution by any Partner, if any, shall be credited to the Capital Account of such Partner on the date such Capital Contribution is made to the Partnership. In addition, each Partner’s Capital Account shall be (a) credited with (i) such Partner’s allocable share of any Net Income of the Partnership and any items in the nature of income or gain that are specially allocated to such Partner pursuant to Section 5.2(b), and (ii) the amount of any Partnership liabilities that are assumed by the Partner or secured by any Partnership property distributed to the Partner, (b) debited with (i) the amount of distributions (and deemed distributions) to such Partner of cash or the Carrying Value of other property so distributed, (ii) such Partner’s allocable share of Net Loss of the Partnership and any items in the nature of deduction or loss that are specially allocated to such Partner pursuant to Section 5.2(b), and (iii) the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by the Partner to the Partnership and (c) otherwise maintained in accordance with the provisions of the Code and the U.S. Treasury Regulations promulgated thereunder. Any other item which is required to be reflected in a Partner’s Capital Account under Section 704(b) of the Code and the U.S. Treasury Regulations promulgated thereunder or otherwise under this Agreement or the Act shall be so reflected. The General Partner shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Partner’s interest in the Partnership. Interest shall not be payable on Capital Account balances. Notwithstanding anything to the contrary contained in this Agreement, the General Partner shall maintain the Capital Accounts of the Partners in accordance with the principles and requirements set forth in Section 704(b) of the Code and the U.S. Treasury Regulations promulgated thereunder and the Act.

(b)	A transferee of Units shall succeed to a pro rata portion of the Capital Account of the transferor based on the number of Units so Transferred.

(c)	The Partnership shall revalue the Capital Accounts of the Partners in accordance with U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (a “Revaluation”) at the following times: (i) immediately prior to the contribution of more than a de minimis amount of money or other property to the Partnership by a new or existing Partner as consideration for one or more Units; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of property in respect of one or more Units; (iii) the issuance by the Partnership of more than a de minimis amount of Units as consideration for the provision of services to or for the benefit of the Partnership (as described in U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii)); and (iv) the liquidation of the Partnership within the meaning of U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners.

(d)	Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the General Partner shall determine, in its sole discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to give economic effect to the manner in which distributions are made to the Partners pursuant to the provisions of Sections 5.4 and 13.3, the General Partner may make such modification.

ARTICLE 5

PARTICIPATION IN PROFITS AND LOSSES

5.1 [RESERVED]

5.2 Allocation for Capital Account Purposes

(a)	In General.

(i)	Subject to Section 5.2(a)(ii), and after giving effect to the special allocations set forth in Section 5.2(b), Net Income (Net Loss) of the Partnership for each Fiscal Year or other taxable period shall be allocated among the Capital Accounts of the Partners as follows:

(A)	Net Income of the Partnership shall first be allocated to the holders of Exchangeable Units pro rata in proportion to the relative number of Exchangeable Units held by each such holder, until the cumulative amount of Net Income allocated to the holders of Exchangeable Units pursuant to this Section 5.2(a)(i)(A) is equal to the sum of (I) the cumulative amount distributed to such holders pursuant to Section 5.4 during, or with respect to, the current Fiscal Year or any prior period and (II) any Net Loss (expressed as a positive number) previously allocated to the holders of Exchangeable Units.

(B)	Thereafter, Net Income of the Partnership shall be allocated to the holder of Common Units.

(C)	Net Loss of the Partnership shall first be allocated in a manner such that the Adjusted Capital Account of each Partner, immediately after making such allocation is, as nearly as possible, equal to an amount (expressed as a percentage of the aggregate Adjusted Capital Account balances of all Partners) equal to such Partner’s Percentage Interest.

(D)	Thereafter, Net Loss of the Partnership shall be allocated among the Partners pro rata in accordance with each Partner’s Percentage Interest.

(ii)	Notwithstanding Section 5.2(a)(i), but subject to Section 5.2(b), Net Income and Net Loss (or items thereof) of the Partnership realized in connection with the sale or other disposition by the Partnership of all or substantially all of its assets (including for this purpose a Revaluation in accordance with Section 4.3(c)) shall be allocated among the Partners in a manner such that the Adjusted Capital Account of each Partner, immediately after making such allocation is, as nearly as possible, equal to an amount (expressed as a percentage of the aggregate Adjusted Capital Account balances of all Partners) equal to such Partner’s Percentage Interest.

(b)	Special Allocations. Notwithstanding any other provision of this Section 5.2, the following special allocations shall be made for each Fiscal Year or other taxable period:

(i)	Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.2, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in U.S. Treasury Regulations Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.2(b)(i), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.2(b) with respect to such taxable period (other than an allocation pursuant to Sections 5.2(b)(iii) and (iv)). This Section 5.2(b)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in U.S. Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)	Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.2 (other than Section 5.2(b)(i)), except as provided in U.S. Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in U.S. Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 5.2(b)(ii), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.2(b), other than Section 5.2(b)(i) and other than an allocation pursuant to Sections 5.2(b)(v) and (vi), with respect to such taxable period. This Section 5.2(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in U.S. Treasury Regulations Section 1.704-2(i) (4) and shall be interpreted consistently therewith.

(iii)

Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in U.S. Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the U.S. Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Sections 5.2(b)(i) or (ii). This Section 5.2(b)(iii) is intended to qualify and be construed as a “qualified income offset” within the meaning of U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv)	Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to U.S. Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.2(b)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 5.2 have been tentatively made as if this Section 5.2(b)(iv) were not in this Agreement.

(v)	Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the holders of the Common Units and the Exchangeable Units in accordance with their respective Percentage Interests. If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the U.S. Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi)	Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with U.S. Treasury Regulations Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(vii)	Nonrecourse Liabilities. Nonrecourse Liabilities of the Partnership described in U.S. Treasury Regulations Section 1.752-3(a)(3) shall be allocated among the Partners in a manner chosen by the General Partner and consistent with such Treasury Regulation.

(viii)	Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the U.S. Treasury Regulations.

(ix)	Curative Allocation.

(A)	The Required Allocations are intended to comply with certain requirements of the U.S. Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.2(b)(ix). Therefore, notwithstanding any other provision of this Article 5 (other than the Required Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate (taking into account required future allocations) so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Required Allocations were not part of this Agreement and all Partnership items were allocated pursuant to the economic agreement among the Partners.

(B)	The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 5.2(b)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.2(b)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

5.3 Allocation of Net Income and Losses for Tax Purposes

(a)	Except as otherwise provided herein, each item of income, gain, loss and deduction shall be allocated, for U.S. federal income tax purposes, among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 5.2(a).

(b)	In accordance with Section 704(c) of the Code and the U.S. Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Partnership and with respect to reverse Code Section 704(c) allocations described in U.S. Treasury Regulations 1.704-3(a)(6) shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such Property to the Partnership for U.S. federal income tax purposes and its initial Carrying Value or its Carrying Value determined pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Carrying Value) using any allocation method under U.S. Treasury Regulations Section 1.704-3 as the General Partner may decide. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.3, Section 704(c) of the Code (and the principles thereof), and U.S. Treasury Regulations Section 1.704-1(b)(4)(i) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

(c)	The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. For the proper administration of the Partnership and for the preservation of uniformity of Units (or any portion or class or classes thereof), the General Partner may (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of U.S. Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Units (or any portion or class or classes thereof), and (ii) adopt and employ or modify such conventions and methods as the General Partner determines in its sole discretion to be appropriate for (A) the determination for U.S. federal income tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Partners and between transferors and transferees under this Agreement and pursuant to the Code and the U.S. Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Partners, (C) the valuation of Partnership assets and the determination of tax basis, (D) the allocation of asset values and tax basis, and (E) the adoption and maintenance of accounting methods.

(d)	For purposes of determining the items of Partnership income, gain, loss, deduction, or credit allocable to any Partner for U.S. federal income tax purposes with respect to any period, such items shall be determined on a daily, monthly, quarterly or other basis, as determined by the General Partner in its sole discretion, using any permissible method under Section 706 of the Code and the U.S. Treasury Regulations promulgated thereunder.

(e)	Allocations that would otherwise be made to a Partner under the provisions of this Article 5 shall instead be made to the beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner in its sole discretion.

5.4 Distributions

(a)	Subject to Sections 5.4(c) and 5.4(f), if a dividend or distribution shall have been declared and be payable in respect of a Holdings Share (excluding where a dividend or distribution is effected in accordance with Section 3.5), the General Partner shall cause the Partnership to:

(i)	make a distribution in respect of each Exchangeable Unit in an amount equal to the dividend or distribution payable in respect of a Holdings Share; and

(ii)	make a distribution in respect of the outstanding Common Units in an amount equal to the aggregate amount of the dividends or distributions payable in respect of the Holdings Shares;

(b)	Notwithstanding any other provision of this Agreement or the Act, the General Partner is authorized to take any action that may be required to cause the Partnership or any of its Affiliates to comply with any withholding requirements established under the Code (including pursuant to Sections 1441, 1442, 1445, 1446 and 3406), or any other federal, state, local or foreign law. To the extent that the Partnership is required to or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including by reason of Section 1446 of the Code) or to the extent that any payments made to the Partnership are subject to withholding as a result of such payments being attributable to any particular Partner, the General Partner may treat the amount withheld as a distribution of cash to such Partner pursuant to Sections 5.4 and 13.3 in the amount of such withholding from or in respect of such Partner. The General Partner may treat taxes paid by the Partnership on behalf of, or amounts previously withheld with respect to, all or less than all of the Partners, as a distribution of cash to such Partners. In any such case, unless such amount was withheld from amounts otherwise distributable to such Partner hereunder, it shall be treated as an advance to such Partner which shall be repayable on demand and if not repaid may be set off against subsequent distributions to such Partner.

(c)	Notwithstanding Section 5.4(a), in the event of the dissolution of the Partnership, all receipts received during or after the Fiscal Year quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 13.3.

(d)

Each distribution in respect of a Partnership Interest shall be paid by the Partnership directly or through the Registrar and Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e)	Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to a Partner or a Record Holder if such distribution would violate the Act or other applicable Law.

(f)	Notwithstanding the provisions of Section 5.4(a), the General Partner, in its sole discretion, may authorize that to the extent that the General Partner determines in good faith that expenses or other obligations of Holdings are related to its role as the General Partner or the business and affairs of Holdings that are conducted through the Partnership or any of the Partnership’s direct or indirect Subsidiaries, cash (and, for the avoidance of doubt, only cash) distributions may be made to Holdings (which distributions shall be made without pro rata distributions to the other Partners) in amounts required for Holdings to pay: (i) any tax liabilities of Holdings, (ii) any operating, administrative and other similar costs incurred by Holdings (including (w) payments in respect of indebtedness and equity securities of Holdings to the extent the proceeds are used or will be used by Holdings to pay expenses or other obligations described in this Section 5.4(f) (in either case only to the extent economically equivalent indebtedness or equity securities of the Partnership were not issued to Holdings), (x) indemnification obligations of Holdings owing to directors, officers, employees or other persons under Holdings’ articles, charter, by-laws or other governing documents or pursuant to written agreements with any such person, (y) obligations of Holdings in respect of director and officer insurance (including premiums therefor) and (z) payments pursuant to any legal, tax, accounting and other professional fees and expenses); (iii) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, Holdings; (iv) fees and expenses (including any underwriters discounts and commissions) related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by the board of directors of Holdings, including any fees and expenses incurred in connection the registration, qualification or listing of any Holdings Shares (or other shares or securities into which Holdings Shares may be reclassified or changed as contemplated by Section 3.4) as contemplated by Section 3.10; and (v) other fees and expenses in connection with the maintenance of the existence of Holdings (including any costs or expenses associated with being a public company listed on any national securities exchange and compliance with applicable Laws or the requirements of a Governmental Authority). For the avoidance of doubt, distributions made under this Section 5.4(f) may not be used to pay or facilitate dividends or distributions on the Holdings Shares and must be used solely for one of the express purposes set forth pursuant to the immediately preceding sentence. All distributions under this Section 5.4(f) shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code.

5.5 Repayments

If, as determined in good faith by the General Partner, it appears that any Partner has received an amount under this Article 5 which is in excess of that Partner’s entitlement, the Partner will, promptly upon notice from the General Partner, reimburse the Partnership to the extent of the excess, and failing immediate reimbursement, the General Partner may withhold the amount of the excess (with interest at the rate of ten percent (10%) from time to time calculated and compounded monthly) from further distributions otherwise due to the Partner.

ARTICLE 6

WITHDRAWAL OF CAPITAL CONTRIBUTIONS

6.1 Withdrawal

No Limited Partner has the right to withdraw any of the Limited Partner’s Capital Contribution or other amount or to receive any cash or other distribution from the Partnership except as provided for in this Agreement and except as permitted by Law.

ARTICLE 7

POWERS, DUTIES AND OBLIGATIONS OF GENERAL PARTNER

7.1 Duties and Obligations

(a)	The General Partner (or its agents or delegates) has (exercisable in its absolute discretion):

(i)	unlimited liability for the debts, liabilities and obligations of the Partnership;

(ii)	subject to the terms of this Agreement and to any applicable limitations set out in the Act and applicable similar legislation in other jurisdictions, the full and exclusive right, power and authority to manage, control, administer and operate the business and affairs and to make decisions regarding the undertaking and business of the Partnership; and

(iii)	subject to the terms of this Agreement and to any applicable limitations set out in the Act and applicable similar legislation in other jurisdictions, the full and exclusive right, power and authority to do any act, take any proceeding, make any decision and execute and deliver any instrument, deed, agreement or document necessary for or incidental to carrying out the business of the Partnership for and on behalf of and in the name of the Partnership and so as to bind the Partnership.

(b)	An action taken by the General Partner on behalf of the Partnership is deemed to be the act of the Partnership and binds the Partnership.

(c)	In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any

Partner (including the General Partner) of any action taken (or not taken) by it. The General Partner and the Partnership shall not have any liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions so long as the General Partner has acted pursuant to its authority under this Agreement.

7.2 Specific Powers and Duties

(a)	Without limiting the generality of Section 7.1 but subject to the terms of this Agreement and the rights of the Limited Partners set forth herein, the General Partner will have full power and authority for and on behalf of and in the name of the Partnership to do all things and on such terms as it determines, in its sole discretion, to be necessary or appropriate to conduct the business of the Partnership, including without limitation the following:

(i)	negotiate, execute and perform all agreements, conveyances, deeds, powers of attorney or other instruments which require execution by or on behalf of the Partnership involving matters or transactions with respect to the Partnership’s business (and those agreements may limit the liability of the Partnership to the assets of the Partnership, with the other party to have no recourse to the assets of the General Partner, even if the same results in the terms of the agreement being less favorable to the Partnership);

(ii)	open and manage bank accounts in the name of the Partnership and spend the capital of the Partnership in the exercise of any right or power exercisable by the General Partner under this Agreement;

(iii)	mortgage, charge, assign by way of security or otherwise, hypothecate, pledge or otherwise create a security interest in all or any property of the Partnership and its Subsidiaries now owned or later acquired, and in connection therewith to make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange, guarantees and other instruments and evidence of indebtedness and the General Partner shall have full power and authority on behalf of the Partnership and with the power to bind the Partnership thereby and without prior consultation of the Partners to secure the payment thereof by mortgage, charge, pledge or assignment by way of security interest of otherwise in all or any part of the Partnership’s assets;

(iv)	manage, control and develop all the activities of the Partnership and take all measures necessary or appropriate for the business of the Partnership or ancillary to the business and may, from time to time, in its sole discretion propose combinations with any Person, which proposal(s) will be subject to requisite approval by the Partners;

(v)	incur all costs and expenses in connection with the Partnership;

(vi)	employ, retain, engage or dismiss from employment, personnel, agents, representatives or professionals or other investment participants with the powers and duties upon the terms and for the compensation as in the discretion of the General Partner may be necessary or advisable in the carrying on of the business of the Partnership;

(vii)	engage agents, including, subject to Section 7.9, any Affiliate of the General Partner, to assist it to carry out its management obligations to the Partnership or subcontract administrative functions to the General Partner or, subject to Section 7.9, any Affiliate of the General Partner, including, without limitation, the Registrar and Transfer Agent;

(viii)	invest cash assets of the Partnership that are not immediately required for the business of the Partnership in short term investments;

(ix)	act as attorney in fact or agent of the Partnership in disbursing and collecting moneys for the Partnership, paying debts and fulfilling the obligations of the Partnership and handling and settling any claims of the Partnership;

(x)	commence or defend any action or proceeding in connection with the Partnership and otherwise engage in the conduct of litigation, arbitration or mediation and incur legal expense and the settlement of claims and litigation:

(xi)	the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Partnership Interests or options, rights, warrants or appreciation rights relating to Partnership Interests, and the incurring of any other obligations;

(xii)	the making of tax, regulatory and other filings, or rendering of periodic or other reports to any Governmental Authority or other agencies having jurisdiction over the business or assets of the Partnership;

(xiii)	the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person;

(xiv)	the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the lending of funds to other Persons; the repayment or guarantee of obligations of any Group Member and the making of capital contributions to any Group Member;

(xv)	the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships (including the acquisition of interests in, and the contributions of property to, the Partnership’s Subsidiaries from time to time);

(xvi)	retain legal counsel, experts, advisors or consultants as the General Partner consider appropriate and rely upon the advice of those Persons;

(xvii)	appoint the Registrar and Transfer Agent;

(xviii)	do anything that is in furtherance of or incidental to the business of the Partnership or that is provided for in this Agreement;

(xix)	obtain any insurance coverage for the benefit of the Partnership, the Partners and Indemnitees;

(xx)	the indemnification of any Person against liabilities and contingencies to the extent permitted by Law;

(xxi)	the purchase, sale or other acquisition or disposition of Partnership Interests or options, rights, warrants or appreciation rights relating to Partnership Interests;

(xxii)	the undertaking of any action in connection with the Partnership’s participation in the management of the Partnership Group through its directors, officers or employees or the Partnership’s direct or indirect ownership of the Group Members;

(xxiii)	cause to be registered for resale under securities Laws, any securities of, or any securities convertible or exchangeable into securities of, the Partnership held by any Person, including the General Partner or any Affiliate of the General Partner;

(xxiv)	carry out the objects, purposes and business of the Partnership;

(xxv)	execute, acknowledge and deliver the documents necessary to effectuate any or all of the foregoing or otherwise in connection with the business of the Partnership, including, but not limited to, executing and filing any statement required by the Act, as necessary or advisable to allow the Partnership to conduct business in any jurisdiction where the Partnership conducts business; and

(xxvi)	do all or any other acts as are required of the General Partner by this Agreement or as are necessary or desirable in the reasonable opinion of the General Partner in furtherance of the foregoing power for or as may be incidental to the conduct of the business of the Partnership and consistent with this Agreement.

(b)	No Persons dealing with the Partnership will be required to enquire into the authority of the General Partner to do any act, take any proceeding, make any decision or execute and deliver any instrument, deed, agreement or document for or on behalf of or in the name of the Partnership.

7.3 Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

(a)	The General Partner or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine, in its sole discretion.

(b)	Any Group Member (including the Partnership) may lend or contribute to any other Group Member, and any Group Member may borrow from any other Group Member (including the Partnership), funds on terms and conditions determined by the General Partner. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c)	The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the Partnership in the discharge of its duties as general partner of the Partnership. The provisions of Section 5.4(f) shall apply to the rendering of services described in this Section 7.3(c).

(d)	The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable Law.

(e)

The General Partner or any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.3(e) conclusively shall be deemed to be satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to (i) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (ii) any transaction that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). With respect to any contribution of assets to the Partnership in exchange for Partnership Interests or options, rights, warrants or appreciation rights relating to Partnership Interests, the General Partner, in determining whether the appropriate Partnership Interest or options, rights, warrants or appreciation rights relating to Partnership Interests are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the General Partner deems relevant under the circumstances.

7.4 Title to Property

The General Partner may hold legal title to any of the assets or property of the Partnership in its name as bare trustee for the benefit of the Partnership.

7.5 Exercise of Duties; Restriction on Authority of the General Partner

The General Partner covenants that it will exercise its powers and discharge its duties under this Agreement in good faith, and that it will exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Further, notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not be amended, and no action may be taken by the General Partner, without the consent of each Limited Partner, if any, adversely affected thereby in any material respect, if such amendment or action would (i) cause a Limited Partner to be deemed to be or treated as a general partner of the Partnership within the meaning of the Act (except as a result of the Limited Partner becoming the General Partner in accordance with the provisions hereof), (ii) modify the limited liability of a Limited Partner, or (ii) amend this Section 7.5.

7.6 Limitation of Liability

The General Partner is not personally liable for the return of any Capital Contribution made by a Limited Partner to the Partnership. Moreover, notwithstanding anything else contained in this Agreement, neither the General Partner nor its officers, directors, shareholders, employees or agents are or will be liable, responsible for or accountable in damages or otherwise to the Partnership or a Limited Partner for an action taken or failure to act on behalf of the Partnership unless the General Partner’s act or omission (a) was outside the scope of the authority conferred on the General Partner by this Agreement or by Law, (b) was in breach of, or was performed or omitted by actual fraud or in bad faith or constituted gross negligence, willful or reckless disregard of the General Partner’s obligations under, this Agreement or (c) was in breach of the General Partner’s fiduciary duty under Section 7.18(c).

7.7 Indemnity of General Partner

(a)

To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, the General Partner, the Tax Matters Partner, a Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, any Person who is or was an officer, director, employee, partner, agent or trustee of the General Partner or any Departing Partner or any Affiliate, or any Person who is or was serving at the request of the General

Partner or any Departing Partner or any Affiliate as a director, officer, employee, agent or trustee of another Person (collectively, an “Indemnitee”), will be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities joint or several expenses (including, without limitation, legal fees and expenses on a solicitor/client basis), judgments, fines, settlements and other amounts (collectively, “Damages”) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as:

(i)	the General Partner, the Tax Matters Partner, a Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner;

(ii)	any Person who is or was an officer, director, employee, partner, agent or trustee of the General Partner or any Departing Partner or any Affiliate; or

(iii)	any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate as a director, officer, employee, agent or trustee of another Person,

except to the extent such Damages resulted or arose from any act or omission of the General Partner or any other Indemnitee that (a) was outside the scope of the authority conferred on the General Partner by this Agreement or by Law, (b) was in breach of, or was performed or omitted by actual fraud or in bad faith or constituted gross negligence or willful or reckless disregard of the General Partner’s obligations under, this Agreement or (c) was in breach of the General Partner’s fiduciary duty under Section 7.18(c). The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not create a presumption that the Indemnitee acted in a manner contrary to that specified above.

Any indemnification pursuant to this Section 7.7(a) will be made only out of the assets of the Partnership.

(b)	To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by the Partnership prior to the final disposition of any claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay that amount if it is determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c)	The indemnification provided by this Section 7.7 will be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of Law or otherwise, and will continue as to an Indemnitee who has ceased to serve in the capacity that entitled it to such indemnification.

(d)	The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of those Indemnitees (other than the General Partner itself) as the General Partner determines, against any liability that may be asserted against or expense that may be incurred by that Indemnitee in connection with the Partnership’s activities, whether or not the Partnership would have the power to indemnify those Indemnitees against those liabilities under the provisions of this Agreement.

7.8 Other Matters Concerning the General Partner

(a)	The General Partner may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)	The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted in reliance upon the opinion (including, without limitation, an opinion of counsel) of any of those Persons as to matters that the General Partner reasonably believes to be within that Person’s professional or expert competence will be conclusively presumed to have been done or omitted in good faith and in accordance with that opinion.

(c)	The General Partner has the right, in respect of any of its power, authority or obligations under this Agreement, to act through any of its duly authorized officers.

(d)	Notwithstanding anything to the contrary in this Agreement, (i) it shall be deemed not to be a breach of the General Partner’s or any other Indemnitee’s duties or any other obligation of any type whatsoever of the General Partner or any other Indemnitee for the Indemnitee (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of any Group Member, (iii) the General Partner and the Indemnitees shall have no obligation hereunder or as a result of any duty otherwise existing at Law or otherwise to present business opportunities to any Group Member and (iv) the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to any such Indemnitee.

7.9 Employment of an Affiliate

The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership;

provided, however, that the requirements of this Section 7.9 conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at Law or otherwise as to any transaction (i) the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (ii) that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). The provisions of Section shall apply to the rendering of services described in this Section 7.9.

7.10 Removal of the General Partner

To the greatest extent permitted under applicable Law, the General Partner may not be removed as general partner of the Partnership without the General Partner’s prior written consent. For the avoidance of doubt, the General Partner may not under any circumstance be removed by the holders of the Exchangeable Units.

7.11 Voluntary Withdrawal of the General Partner

Holdings covenants and agrees in favor of the Partnership that, as long as any outstanding Exchangeable Units are owned by any Person other than Holdings or any of its Subsidiaries, Holdings will not voluntarily cease to be the sole general partner of the Partnership other than in favor of a legal successor to Holdings or a wholly-owned Subsidiary of Holdings or any such successor.

7.12 Condition Precedent

As a condition precedent to the resignation or removal of the General Partner, the Partnership will pay all amounts payable by the Partnership to the General Partner pursuant to this Agreement accrued to the date of resignation or removal subject to any claims or liabilities of the General Partner to the Partnership.

7.13 Transfer to New General Partner

On the admission of a new general partner to the Partnership on the resignation or removal of the General Partner, the resigning or retiring General Partner will do all things and take all steps to transfer the administration, management, control and operation of the business of the Partnership and the registers and accounts of the Partnership to the new general partner and will execute and deliver all deeds, certificates, declarations and other documents necessary or desirable to effect that transfer in a timely fashion.

7.14 Transfer of Title to New General Partner

On the resignation, removal or withdrawal of the General Partner and the admission of a new general partner, the resigning or retiring General Partner will, at the cost of the Partnership, transfer title to the Partnership’s property to the new general partner and will execute and deliver all deeds, certificates, declarations and other documents necessary or desirable to effect that transfer in a timely fashion.

7.15 Release By Partnership

On the resignation or removal of the General Partner, the Partnership will release and hold harmless the General Partner resigning or being removed, from any costs, expenses, damages or liabilities suffered or incurred by the General Partner as a result of or arising out of events which occur in relation to the Partnership after that resignation or removal.

7.16 New General Partner

A new general partner will become a party to this Agreement by signing a counterpart of this Agreement and will agree to be bound by all of the provisions of this Agreement and to assume the obligations, duties and liabilities of the General Partner under this Agreement as from the date the new general partner becomes a party to this Agreement.

7.17 Transfer of General Partner Interest

Subject to Sections 7.11 and 7.16, the General Partner may, without the approval of the Limited Partners transfer all, but not less than all, of the General Partner’s Partnership Interests:

(a)	to a Subsidiary of the General Partner;

(b)	in connection with the General Partner’s merger or amalgamation with or into another entity; or

(c)	to the purchaser of all or substantially all of the General Partner’s assets,

provided, that in all cases, the transferee assumes the rights and duties of the General Partner and agrees to be bound by the provisions of this Agreement.

7.18 Duties of the General Partner;

(a)	Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as a general partner of the Partnership, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by Law, to make such determination or to take or decline to take such other action free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership, any Limited Partner, any Record Holder or any other Person bound by this Agreement, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other Law.

(b)

Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be in its sole discretion.

(c)	Notwithstanding any standard of care or duty imposed under the Act or any applicable Law, in the performance of its duties and obligations under this Agreement, the General Partner agrees and acknowledges that it will owe to the Limited Partners the same fiduciary duties that would be owed to the shareholders of a limited company formed under the laws of the Republic of Singapore if the General Partner were a member of the board of directors of such company, except where another standard is expressly set forth in this Agreement (e.g., “sole discretion” or “good faith”), in which event such other standard shall apply.

(d)	The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.18.

(e)	The Limited Partners expressly acknowledge that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions.

ARTICLE 8

FINANCIAL INFORMATION

8.1 Books and Records

The General Partner will keep or cause to be kept at the principal office of the Partnership appropriate registers and records with respect to the Partnership’s business including the Record. Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including, without limitation, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard disks, magnetic tape, or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.

8.2 Reports

The General Partner will forward to the Limited Partners all reports and financial statements which the General Partner determines to be necessary or appropriate which shall, at a minimum, include all reports and financial statements that Holdco transmits to its shareholders (as such).

8.3 Right to Inspect Partnership Books and Records

(a)	In addition to other rights provided by this Agreement or by applicable Law, and except as limited by Section 8.3(b), each Limited Partner has the right, for a purpose reasonably related to that Limited Partner’s own interest as a limited partner in the Partnership, upon reasonable demand and at that Limited Partner’s own expense, to receive:

(i)	a current list of the name and last known address of each Limited Partner and the date of its subscription to the Partnership;

(ii)	copies of this Agreement, the Record and amendments to those documents; and

(iii)	copies of minutes of meetings of the Partners.

(b)	Notwithstanding Section 8.3(a) and subject to the Act, the General Partner may keep confidential from the Limited Partners for any period of time as the General Partner deems reasonable, any information of the Partnership (other than information referred to in Section 8.3(a)(ii) or 8.3(a)(iii)) which, in the reasonable opinion of the General Partner, should be kept confidential in the interests of the Partnership or that the Partnership is required by Law or by agreements with third parties to keep confidential.

8.4 Accounting Policies

The General Partner is authorized to establish from time to time accounting policies with respect to the financial statements of the Partnership and to change from time to time any policy that has been so established so long as those policies are consistent with the provisions of this Agreement and with generally accepted accounting principles in the United States.

8.5 Appointment of Auditor

The General Partner will, on behalf of the Partnership, select the Auditor for the Partnership to review and report to the Partners upon the financial statements of the Partnership for, and as at the end of each Fiscal Year, and to advise upon and make determinations with regard to financial questions relating to the Partnership or required by this Agreement to be determined by the Auditor.

ARTICLE 9

TAX MATTERS

9.1 Tax Returns and Information

The General Partner shall use commercially reasonable efforts to timely file all tax returns of the Partnership that are required to be filed under applicable law (including any U.S. federal, state, or local tax returns). The General Partner shall use commercially reasonable efforts to furnish to all Partners necessary tax information as promptly as possible after the end of the Fiscal Year of the Partnership.

Each Partner agrees to file all U.S. federal, state and local income tax returns required to be filed by it in a manner consistent with the information provided to it by the Partnership, unless otherwise required by applicable Law.

9.2 Tax Elections

The General Partner shall determine whether to make or refrain from making the election provided for in Section 754 of the Code, and any and all other elections permitted by the Code or under the tax laws of any other relevant jurisdiction.

9.3 Tax Controversies

Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner and is authorized to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partners and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

9.4 Treatment as a Partnership

(a)	Notwithstanding anything to the contrary contained herein, for so long as Exchangeable Units remain outstanding (not including Exchangeable Units held by Holdings and its Subsidiaries), the Partnership will undertake all necessary steps to preserve its status as a partnership for U.S. federal tax purposes and will not undertake any activity or make any investment or fail to take any action that will (i) cause the Partnership to earn or to be allocated income other than qualifying income as defined in Section 7704(d) of the Code, except to the extent permitted under Section 7704(c)(2) of the Code or (ii) jeopardize its status as a partnership for U.S. federal income tax purposes.

(b)	In the event that the General Partner determines the Partnership should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Partnership as a partnership for U.S. federal (and applicable state and local) income tax purposes, the Partnership and each Partner shall agree to adjustments required by the tax authorities, and the Partnership shall pay such amounts as required by the tax authorities, to preserve the status of the Partnership as a partnership.

ARTICLE 10

MEETINGS OF THE LIMITED PARTNERS

10.1 Meetings

The General Partner may call a general meeting of Partners at any time and place as it deems appropriate in its sole discretion for the purpose of considering any matter set out in the notice of meeting.

10.2 Place of Meeting

Every meeting of Partners will be in the Cayman Islands or at any other place within or outside of the Cayman Islands as the General Partner may designate.

10.3 Notice of Meeting

Notice of any meeting of Partners will be given to each Limited Partner not less than 21 days (but not more than 60 days) prior to the meeting, and will state:

(a)	the time, date and place of the meeting; and

(b)	in general terms, the nature of the business to be transacted at the meeting in sufficient detail to permit a Partner to make a reasoned decision on that business.

Notice of an adjourned meeting of Partners need not be given if the adjourned meeting is held within 14 days of the original meeting. Otherwise, but subject to Section 10.13, notice of adjourned meetings will be given not less than 10 days in advance of the adjourned meeting and otherwise in accordance with this section, except that the notice need not specify the nature of the business to be transacted if unchanged from the original meeting.

10.4 Record Dates

(a)	For the purpose of determining the Limited Partners who are entitled to vote or act at any meeting of Partners or any adjournment of a meeting, or for the purpose of any other action, the General Partner may from time to time cause the transfer books to be closed for a period, not exceeding 30 days, as the General Partner may determine or, without causing the transfer books to be closed, the General Partner may fix a date not more than 60 days prior to the date of any meeting of Partners or other action as a record date for the determination of Limited Partners entitled to vote at that meeting or any adjournment of the meeting or to be treated as Limited Partners of record for purposes of any other action, and any Limited Partner who was a Limited Partner at the time so fixed will be entitled to vote at the meeting or any adjournment of the meeting even though that Limited Partner has since that date disposed of the Limited Partner’s Units, and no Limited Partner becoming a Limited Partner after that fixed date will be a Limited Partner of record for purposes of that action. A Person will be a Limited Partner of record at the relevant time if the Person’s name appears in the Record, as amended and supplemented, at that time.

(b)	The record date for the determination of the holders of Exchangeable Units entitled to receive payment of, and the payment date for, any distribution declared on the Exchangeable Units under Section 5.4(a) shall be the same dates as the record date and payment date, respectively, for the dividend declared on the Holdings Shares.

10.5 Proxies

Subject to compliance with applicable Laws, any Limited Partner entitled to vote at a meeting of Partners may vote by proxy if a form of proxy has been received by the General Partner or the chairperson of the meeting for verification prior to the time fixed by the General Partner, which time will not exceed 48 hours, excluding Saturdays, Sundays and holidays, preceding the meeting, or any adjournment of the meeting.

10.6 Validity of Proxies

A proxy purporting to be executed by or on behalf of a Limited Partner will be considered to be valid unless challenged at the time of or prior to its exercise. The Person challenging the proxy will have the burden of proving to the satisfaction of the chairperson of the meeting that the proxy is invalid and any decision of the chairperson concerning the validity of a proxy will be final. Proxies will be valid only at the meeting with respect to which they were solicited, or any adjournment of the meeting, but in any event will cease to be valid one year from their date. A proxy given on behalf of joint holders must be executed by all of them and may be revoked by any of them, and if more than one of several joint holders is present at a meeting and they do not agree which of them is to exercise any vote to which they are jointly entitled, they will, for the purposes of voting, be deemed not to be present. A proxy holder need not be a holder of a Unit.

10.7 Form of Proxy

Every proxy will be substantially in the form as may be approved by the General Partner or as may be satisfactory to the chairperson of the meeting at which it is sought to be exercised.

10.8 Revocation of Proxy

A vote cast in accordance with the terms of an instrument of proxy will be valid notwithstanding the previous death, incapacity, insolvency or bankruptcy of the Limited Partner giving the proxy or the revocation of the proxy unless written notice of that death, incapacity, insolvency, bankruptcy or revocation has been received by the chairperson of the meeting prior to the commencement of the meeting.

10.9 Corporations

A Limited Partner which is an Entity may appoint an officer, director or other authorized person as its representative to attend, vote and act on its behalf at a meeting of Partners.

10.10 Attendance of Others

Any officer or director of the General Partner, legal counsel for the General Partner and the Partnership and representatives of the Auditor will be entitled to attend any meeting of Partners. The General Partner has the right to authorize the presence of any Person at a meeting regardless of whether the Person is a Partner. With the approval of the General Partner that Person is entitled to address the meeting.

10.11 Chairperson

The General Partner may nominate a Person, including, without limitation, an officer or director of the General Partner, (who need not be a Limited Partner) to be chairperson of a meeting of Partners and the person nominated by the General Partner will be chairperson of that meeting.

10.12 Quorum

A quorum at any meeting of Partners will consist of one or more Partners present in person or by proxy holding a majority of the voting power which may be exercised at such meeting. If, within half an hour after the time fixed for the holding of the meeting, a quorum for the meeting is not present, the meeting will be held at the same time and place on the day which is 14 days later (or if that date is not a Business Day, the first Business Day prior to that date). The General Partner will give three days’ notice to Limited Partners of the date of the reconvening of the adjourned meeting and at the reconvened meeting the quorum will consist of the Partners then present in person or represented by proxy.

10.13 Voting

(a)	Unless otherwise specifically provided in this Agreement, the Exchangeable Units shall not be given a vote on any matter.

(b)	Every question submitted to a meeting of Partners will be decided by the holders of more than 50% of the Units entitled to vote thereon, unless otherwise required by this Agreement. On any vote at a meeting of Partners, a declaration of the chairperson concerning the result of the vote will be conclusive.

10.14 Powers of Limited Partners; Resolutions Binding

The Limited Partners will have only the powers set out in this Agreement and any additional powers provided by Law. Subject to the foregoing sentence, any resolution passed in accordance with this Agreement will be binding on each Partner and that Partner’s respective heirs, executors, administrators, successors and assigns, whether or not that Partner was present in person or voted against any resolution so passed.

10.15 Conditions to Action by Limited Partners

The right of the Limited Partners to vote to amend this Agreement or to approve or initiate the taking of, or take, any other action at any meeting of Partners will not come into existence or be effective in any manner unless and until, prior to the exercise of any right or the taking of any action, the Partnership has received an opinion of counsel advising the Limited Partners (at the expense of the Partnership) as to the effect that the exercise of those rights or the taking of those actions may have on the limited liability of any Limited Partners other than those Limited Partners who have initiated that action, each of whom expressly acknowledges that the exercise of the right or the taking of the action may subject each of those Limited Partners to liability as a general partner under the Act.

10.16 Minutes

The General Partner will cause minutes to be kept of all proceedings and resolutions at every meeting and will cause all minutes and all resolutions of the Partners consented to in writing to be made and entered in books to be kept for that purpose. Any minutes of a meeting signed by the chairperson of the meeting will be deemed evidence of the matters stated in them and the meeting will be deemed to have been duly convened and held and all resolutions and proceedings shown in them will be deemed to have been duly passed and taken.

10.17 Additional Rules and Procedures

To the extent that the rules and procedures for the conduct of a meeting of the Partners are not prescribed in this Agreement, the rules and procedures will be determined by the General Partner.

ARTICLE 11

HOLDINGS SUCCESSORS

11.1 Certain Requirements in Respect of Combination, etc.

As long as any Exchangeable Units (other than those owned by Holdings or its Subsidiaries) are outstanding, Holdings shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, unless:

(a)

such other Person or continuing corporation (such other Person or continuing corporation (or, in the event of a merger, amalgamation or similar transaction pursuant to which holders of shares in the capital of Holdings are entitled to receive shares or other ownership interests in the capital of any corporation or other legal entity other than such other Person or continuing corporation, then such corporation or other legal entity in which holders of shares in the capital of Holdings are entitled to receive an interest) is herein called the “Holdings Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement and the Voting Trust Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Holdings Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Holdings Successor to pay or cause to be paid and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Holdings under this Agreement; and

(b)	such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

Where the foregoing conditions are satisfied, all references herein to Holdings Shares shall be deemed to be references to the shares of the Holdings Successor which has assumed the obligations of Holdings and all references to Holdings shall be to Holdings Successor, without amendment hereto or any further action whatsoever. For the avoidance of doubt, if a transaction described in this Section 11.1 results in holders of Exchangeable Units being entitled to exchange their Exchangeable Units for shares of a Holdings Successor in a different ratio than that set out herein, then this Agreement shall be deemed to be amended to refer to such different ratio(s).

11.2 Vesting of Powers in Successor

Whenever the conditions of Section 11.1 have been duly observed and performed, the parties, if required by Section 11.1, shall execute and deliver the supplemental agreement provided for in Section 11.1(a) and thereupon the Holdings Successor shall possess and from time to time may exercise each and every right and power of Holdings under this Agreement in the name of Holdings or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Holdings Board of Directors or any officers of Holdings may be done and performed with like force and effect by the directors or officers of such Holdings Successor.

11.3 Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect Subsidiary of Holdings (other than the Partnership) with or into Holdings or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect Subsidiary of Holdings (other than the Partnership) provided that all of the assets of such Subsidiary are transferred to Holdings or another wholly-owned direct or indirect Subsidiary of Holdings or any other distribution of the assets of any wholly-owned direct or indirect Subsidiary of Holdings among the shareholders of such Subsidiary, and any such transactions are expressly permitted by this Article 11.

ARTICLE 12

NOTICES

12.1 Address

Any notice or other written communication which must be given or sent under this Agreement will be either personally delivered, or received by first class mail, certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the address of the General Partner and the Limited Partners as follows:

(a)	in the case of the General Partner, Broadcom Limited, 1320 Ridder Park Drive, San Jose, California 95131, Attn: General Counsel; and

(b)	in the case of Limited Partners, to the postal address inscribed in the Record, or any other new address following a change of address in conformity with Section 12.2.

12.2 Change of Address

A Limited Partner may, at any time, change the Limited Partner’s address for the purposes of service by written notice to the General Partner which will promptly notify the Registrar and Transfer Agent, if different from the General Partner. The General Partner may change its address for the purpose of service by written notice to all the Limited Partners.

12.3 Accidental Failure

An accidental omission in the giving of, or failure to give, a notice required by this Agreement will not invalidate or affect in any way the legality of any meeting or other proceeding in respect of which that notice was or was intended to be given.

12.4 Receipt of Notice

Notices will be deemed to have been given hereunder when delivered personally or sent by telecopier (provided confirmation of transmission is received) or electronic mail (provided confirmation of transmission is received), five (5) days after deposit in first class mail, three (3) days after deposit in certified mail and one (1) day after deposit with a reputable overnight courier service.

12.5 Undelivered Notices

If the General Partner sends a notice or document to a Limited Partner in accordance with Section 12.1 and the notice or document is returned on three consecutive occasions because the Limited Partner cannot be found, the General Partner is not required to send any further notices or documents to the Limited Partner until the Limited Partner informs the General Partner in writing of the Limited Partner’s new address.

12.6 Mail

Mail addressed to the Partnership and received at its registered office will be forwarded unopened to the forwarding address supplied by the Partnership to be dealt with. None of the Partnership, the General Partner or any of its or their directors, officers, advisors or service providers (including the organisation which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

ARTICLE 13

DISSOLUTION AND LIQUIDATION

13.1 Events of Dissolution

The Partnership will follow the procedure for dissolution established in Section 13.3 upon the occurrence of any of the following events or dates:

(a)	the removal or deemed removal of the General Partner without the admission of a successor in accordance with this Agreement;

(b)	the sale, exchange or other disposition of all or substantially all of the property of the Partnership, if approved in accordance with this Agreement; or

(c)	subject to Section 13.2, a decision of the General Partner to dissolve the Partnership.

13.2 No Dissolution

The Partnership will not come to an end by reason of the death, bankruptcy, insolvency, mental incompetency or other disability of any Limited Partner or upon Transfer of any Units. No Limited Partner has the right to ask for the dissolution of the Partnership, for the winding-up of its affairs or for the distribution of its assets. Except as required by Law, for so long as any Exchangeable Units are outstanding (other than any Exchangeable Units held by Holdings or any of its Subsidiaries), the General Partner shall not dissolve the Partnership without the approval of the holders of at least ninety percent (90%) of the then-outstanding Exchangeable Units (excluding any Exchangeable Units held by Holdings or any of its Subsidiaries).

13.3 Procedure on Dissolution

Upon the occurrence of any of the events set out in Section 13.1, the General Partner will act as a receiver and liquidator of the assets of the Partnership and will:

(a)	sell or otherwise dispose of that part of the Partnership’s assets as the receiver considers appropriate;

(b)	pay or provide for the payment of the debts and liabilities of the Partnership and liquidation expenses;

(c)	if there are any assets of the Partnership remaining, distribute all property and cash to the Partners in accordance with their relative Capital Account balances (after taking into account the final allocations of Partnership Net Income and Net Loss (and items thereof)); provided, that any distribution to the Partners in dissolution of the Partnership shall be made by the later of the end of the taxable year in which the dissolution occurs or ninety (90) days after the date of such dissolution; and

(d)	file the notice of dissolution prescribed by the Act and satisfy all applicable formalities in those circumstances as may be prescribed by the laws of other jurisdictions where the Partnership is registered.

13.4 Agreement Continues

Notwithstanding the dissolution of the Partnership, this Agreement will not terminate until the provisions of Section 13.3 have been satisfied.

13.5 Capital Account Restoration.

No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership or otherwise.

ARTICLE 14

AMENDMENT

14.1 Power to Amend

Subject to Section 14.2 and the rights of Exchangeable Units set forth in Section 3.1 of Schedule A, this Agreement may be amended only in writing and only with the approval of the General Partner; provided, that no amendment will be made to this Agreement which would have the effect of changing the Partnership from a limited partnership to a general partnership without the unanimous written consent of the Partners (including the holders of the Exchangeable Units).

14.2 Amendment by General Partner

Each Limited Partner agrees that the General Partner, without the approval of any Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection with that amendment, to reflect (i) any amendment duly approved by the General Partner in accordance with Section 14.1 and, if applicable, the requisite holders of Exchangeable Units under Section 3.1 of Schedule A, or (ii):

(a)	a change in the name of the Partnership or the location of the principal place of business or the registered office of the Partnership;

(b)	admission, substitution, withdrawal or removal of Limited Partners in accordance with this Agreement;

(c)	a change that, in the discretion of the General Partner acting in good faith, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership in respect of which the Limited Partners have limited liability under the applicable laws;

(d)

a change that, in the sole discretion of the General Partner acting in good faith, is reasonable and necessary or appropriate to enable Partners to take advantage of, or not be detrimentally affected by, changes, proposed changes or differing interpretations with respect to any of the Code, Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service and judicial decisions, or other taxation laws, provided that such change does not adversely impact the economic equivalence of the Exchangeable Units and the Holdings Shares;

(e)	a change that the General Partner determines (i) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Governmental Authority or contained in any Law, (ii) necessary or appropriate to waive any restriction applicable to the Exchangeable Units (it being understood that any such waiver under this subsection (if any) must be applicable to all holders of Exchangeable Units), or (iii) is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement, provided that such change does not adversely impact the economic equivalence of the Exchangeable Units and the Holdings Shares;

(f)	a change in the Fiscal Year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership;

(g)	an amendment that is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from having a material risk of being in any manner subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor, provided that such change does not adversely impact the economic equivalence of the Exchangeable Units and the Holdings Shares;

(h)	an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Partnership Interests or options, rights, warrants or appreciation rights relating to Partnership Interests pursuant to Section 3.4, provided that such amendment does not adversely impact the economic equivalence of the Exchangeable Units and the Holdings Shares;

(i)	any amendment for the purpose of maintaining the economic equivalency of the Exchangeable Units and the Holdings Shares; and

(j)	an amendment that the General Partner determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Sections 2.2, provided that such change does not adversely impact the economic equivalence of the Exchangeable Units and the Holdings Shares.

Any modification or amendment to this Agreement duly adopted in accordance with this Agreement may be executed on behalf of the Limited Partners pursuant to the power of attorney granted by each of the Limited Partners pursuant to Section 15.1.

14.3 Notice of Amendments

The General Partner will notify the Limited Partners in writing of the full details of any amendment to this Agreement, if any, within 20 days of the effective date of the amendment.

ARTICLE 15

MISCELLANEOUS

15.1 Power of Attorney

Each Limited Partner hereby appoints the General Partner, with power of substitution, as its lawful attorney severally in his name to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law):

(a)	all or any amendments to this Agreement adopted in accordance with the terms hereof and all instruments and certificates (including but not limited to amendments to the Section 9 statement filed pursuant to the Act) which the General Partner deems appropriate to reflect a change or modification of the Partnership (including the admission or withdrawal of Limited Partners) or the continuation of the Partnership in accordance with the terms of this Agreement; and

(b)	all documents which may be deemed necessary or appropriate by the General Partner to effect the admission of an additional or successor Partner or the withdrawal of a Limited Partner.

The above power of attorney shall be irrevocable and deemed given to secure a proprietary interest of the donee of the power or performance of an obligation owed to the donee and shall survive and shall not be affected by the subsequent death, lack of capacity, insolvency, bankruptcy or dissolution of any Limited Partner. This power of attorney may be exercised by such attorney-in-fact and agent for each of the Limited Partners (or any of them) by a single signature of the General Partner acting as attorney-in-fact with or without listing all of the Limited Partners executing an instrument.

15.2 Binding Agreement

Subject to the restrictions on assignment and transfer contained in this Agreement, this Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, executors, administrators and other legal representatives, successors and assigns.

15.3 Time

Time will be of the essence of this Agreement.

15.4 Right to Offset

Whenever the Partnership is to pay any sum to any Partner, any amounts that such Partner owes to the Partnership which are not the subject of a good faith dispute may be deducted from that sum before payment.

15.5 Counterparts

This Agreement, or any amendment to it, may be executed in multiple counterparts (including via telecopier), each of which will be deemed an original agreement. This Agreement may also be executed and adopted in any instrument signed by a Limited Partner with the same effect as if the Limited Partner had executed a counterpart of this Agreement. All counterparts and adopting instruments will be construed together and will constitute one and the same agreement.

15.6 Governing Law; Venue

(a)	NOTWITHSTANDING THE JURISDICTION IN WHICH THIS AGREEMENT MAY BE EXECUTED, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE CAYMAN ISLANDS, EXCEPT THAT THE DEFINITION OF “GROSS NEGLIGENCE” SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

(b)	The courts of the Cayman Islands shall have non-exclusive jurisdiction over any action, suit or proceeding against any party with respect to this Agreement and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and each party hereby submits to such jurisdiction.

15.7 Severability

If any part of this Agreement is declared invalid or unenforceable, then that part will be deemed to be severable from this Agreement and will not affect the remainder of this Agreement.

15.8 Further Acts

The parties will perform and cause to be performed any further and other acts and things and execute and deliver or cause to be executed and delivered any further and other documents as counsel to the Partnership considers necessary or desirable to carry out the terms and intent of this Agreement.

15.9 Entire Agreement

This Agreement constitutes the entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement.

15.10 Limited Partner Not a General Partner

If any provision of this Agreement has the effect of imposing upon any Limited Partner (other than the General Partner) any of the liabilities or obligations of a general partner under the Act, that provision will be of no force and effect.

15.11 Electronic Transactions Law

Sections 8 and 19 of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply.

IN WITNESS WHEREOF the parties to this Agreement have executed this Agreement as a deed as of the date set out above.

BROADCOM LIMITED

By	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Senior Vice President and Chief Financial Officer

in the presence of:

/s/ Virginia Mutoza
Signature of Witness
Name:	Virginia Mutoza

ANTELOPE CAYMAN CLP LIMITED as Initial Limited Partner

By	/s/ Patricia H. McCall
Name:	Patricia H. McCall
Title:	Director

in the presence of:

/s/ Virginia Mutoza
Signature of Witness
Name:	Virginia Mutoza

BROADCOM LIMITED as General Partner of the Partnership and agent and attorney for the Limited Partners

By	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Senior Vice President and Chief Financial Officer

in the presence of:

/s/ Virginia Mutoza
Signature of Witness
Name:	Virginia Mutoza

SCHEDULE A

EXCHANGEABLE UNITS OF THE PARTNERSHIP

ARTICLE 1

DEFINITIONS

For the purposes of this Schedule A, unless the context otherwise requires, each term denoted herein by initial capital letters and not otherwise defined herein shall have the meanings ascribed thereto in Section 1.1 of the Agreement. The following definitions are applicable to the terms of the Exchangeable Units:

“Attached Voting Interest” means the right of a holder of Exchangeable Units to instruct the trustee under the Voting Trust Agreement with respect to the exercise of the Beneficiary Votes (as defined in the Voting Trust Agreement) in respect of such holder’s Exchangeable Units;

“Cash Amount” in respect of an Exchangeable Unit, means a cash amount equal to the Current Market Price of a Holdings Share;

“Current Market Price” means, in respect of a Holdings Share on any date on which an Exchange Notice is properly delivered, the volume weighted average trading price of the Holdings Shares on NASDAQ, calculated to four decimal places as reported by Bloomberg, L.P. (or any successor service); and determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours, for the immediately preceding full trading date (i.e., a full trading session not reduced for a holiday or a market interruption) prior to the date such Exchange Notice is properly delivered to the Partnership hereunder;

“Direct Exchange” has the meaning set out in Section 2.8 of this Schedule A;

“Direct Exchange Notice” has the meaning set out in Section 2.8 of this Schedule A;

“Exchange Date” has the meaning set out in Section 2.1(b) of this Schedule A;

“Exchange Notice” means the notice in the form of Exhibit A hereto or in such other form as may be acceptable to the Partnership;

“Exchange Right” has the meaning set out in Section 2.1 of this Schedule A;

“Exchanged Shares” in respect of one Exchangeable Unit, means one Holdings Share, subject to adjustment as provided in the Agreement;

“Holdings Control Transaction” shall be deemed to have occurred if:

(a)	any Person, firm or corporation acquires directly or indirectly any voting security of Holdings and immediately after such acquisition, the acquirer has voting securities representing more than 50 percent of the total voting power of all the then outstanding voting securities of Holdings on a fully-diluted basis;

2

(b)	the shareholders of Holdings shall approve a merger, consolidation, recapitalization or reorganization of Holdings, other than any transaction which would result in the holders of outstanding voting securities of Holdings immediately prior to such transaction having at least a majority of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other continuing holders not being altered substantially in the transaction; or

(c)	the shareholders of Holdings shall approve a plan of complete liquidation of Holdings or an agreement for the sale or disposition by Holdings of all or substantially all of Holdings’ assets;

“Holdings Shares” means the ordinary shares in the capital of Holdings;

“NASDAQ” means the Nasdaq Global Select Market or in the event that the Nasdaq Global Select Market is no longer the principal U.S. trading market for Holdings Shares, such other principal securities exchange or quotation service on which Holdings Shares are then traded;

“Subject Units” has the meaning set out in Section 2.1(b) of this Schedule A; and

“Voting Trust Agreement” means the Voting Trust Agreement in substantially the form attached hereto as Exhibit B.

ARTICLE 2

EXCHANGE OF EXCHANGEABLE UNITS BY HOLDER

2.1	Exchange Right

(a)	From and after the end of the Restricted Period, a holder of Exchangeable Units shall, from time to time in accordance with this Article 2, have the right to require the Partnership to repurchase (the “Exchange Right”) any or all of the Exchangeable Units of such series held by such holder for either (A) the Exchanged Shares or (B) the Cash Amount, the form of consideration to be determined by the General Partner for and on behalf of the Partnership in its sole discretion. Written notice of the determination of the form of consideration shall be given to the holder of the Exchangeable Units exercising the Exchange Right no later than 5 Business Days after receipt of a given Exchange Notice.

(b)

To exercise the Exchange Right, the holder shall present and surrender at the office of the Partnership (or at any office of the Registrar and Transfer Agent as may be specified by the Partnership by notice to the holders of Exchangeable Units) (i) a duly executed Exchange Notice and (ii) the certificate or certificates, if any, representing the Exchangeable Units which the holder desires to have

3

exchanged, together with (iii) such additional documents and instruments as the Registrar and Transfer Agent may reasonably require pursuant to its standard and customary practices (but, in any event, excluding any representations and warranties other than as to ownership and authority) or as required by law (e.g., Internal Revenue Service Forms W-8 or W-9); provided, however, that, with respect to any exercise of the Exchange Right prior to the third anniversary of the Unit Effective Time, unless waived by Holdings, it shall be a further condition precedent to the obligation of the Partnership to repurchase such Exchangeable Units, and the holder of such Exchangeable Units shall not be permitted to exercise an Exchange Right, unless: (x) Holdings has received a written opinion (a “7874 Opinion”) of Ernst & Young LLP (or if Ernst & Young LLP is unwilling or unable to perform, another independent nationally recognized law or accounting firm) (the “Tax Firm”) to the effect that the exercise of such Exchange Right should not cause Holdings to be treated as (1) a “surrogate foreign corporation” (within the meaning of Section 7874(a)(2)(B) of the Code) or (2) a “domestic corporation” (within the meaning of Section 7874(b) of the Code) (including, for the avoidance of doubt, any successor sections of the Code with respect to (1) and (2) above following any change in law) and (y) Holdings’ independent auditor has determined (an “Auditor Determination”) that no reserve shall be required for financial accounting purposes (pursuant to Financial Accounting Standards Board Interpretation No. 48, as such guidance may be modified by future FASB interpretations, statements, or other FASB guidance) relating to Code Section 7874 of the Code as a result of the exercise of such Exchange Right. The Exchange Notice shall (A) specify the number of Exchangeable Units in respect of which the holder is exercising the Exchange Right (the “Subject Units”) and (B) state the Business Day on which the holder desires to have the Partnership exchange the Subject Units (the “Exchange Date”); provided, that (x) the Exchange Date must be no less than 8 Business Days and no more than 10 Business Days after the date on which the Exchange Notice is received by the Partnership (unless otherwise extended by Holdings in connection with obtaining the 7874 Opinion and Auditor Determination as provided herein) and (y) each holder of Exchangeable Units, together with its Affiliates, may submit only one Exchange Notice per calendar month.

(c)

Holdings shall act in good faith and use commercially reasonable efforts to obtain the 7874 Opinion and the Auditor Determination as soon as reasonably practical following the exercise by a holder of an Exchange Right. In furtherance of the foregoing, to better ensure that the analysis necessary to obtain the 7874 Opinion and the Auditor Determination can be completed as soon as practicable following the date on which a holder exercises an Exchange Right, prior to the end of the Restricted Period, Holdings shall (i) retain the Tax Firm to (a) deliver to Holdings a 7874 Opinion (based on the assumption that the Exchange Date is the day immediately following the last day of the Restricted Period), or to do all work necessary to render such an opinion and (b) “bring down” or otherwise render such an opinion (assuming no change in law or fact would prevent it from doing so) at each such time that a holder exercises an Exchange Right (unless Holdings intends to waive the 7874 Opinion condition) and (ii) retain its independent

4

auditor to complete the work that would be required for the auditor to make the Auditor Determination (based on the assumption that the Exchange Date is the day immediately following the last day of the Restricted Period). At the request of any holder of Exchangeable Units, Holdings (after consulting with its auditor and the Tax Firm) will promptly notify such holder (x) whether the 7874 Opinion or the Auditor Determination can reasonably be expected to be obtained based on the facts and law in effect at the time of such request or (y) whether or not the Partnership would be prepared to waive the requirement that the 7874 Opinion or the Auditor Determination would be required in connection with a given Exchange Notice.

2.2	Share Settlement Option

If the General Partner elects to repurchase the Subject Units for Holdings Shares, and provided that the Exchange Notice is not revoked by the holder in the manner specified in Section 2.5 of this Schedule A, effective at the close of business on the Exchange Date:

(a)	the Partnership shall have, and shall be deemed to have, repurchased the Subject Units for cancellation in consideration for the transfer to such holder of the applicable number of Exchanged Shares and such holder shall be deemed to have transferred to the Partnership all of such holder’s right, title and interest in and to the Subject Units;

(b)	the Partnership shall deliver (or cause to be delivered) to such holder, for and on behalf of the Partnership and in the manner provided for in Section 2.4 of this Schedule A, the applicable number of Exchanged Shares; and

(c)	the Partnership shall issue to Holdings a number of Common Units equal to the number of Exchanged Shares delivered to such holder pursuant to Section 3.2(b), in consideration for Holdings delivering such Exchanged Shares to such holder.

2.3	Cash Settlement Option

If the General Partner elects to repurchase the Subject Units for the Cash Amount, and provided that the Exchange Notice is not revoked by the holder in the manner specified in Section 2.5 of this Schedule A, effective at the close of business on the Exchange Date:

(a)	the Partnership shall have, and shall be deemed to have, repurchased the Subject Units for cancellation in consideration for the payment to such holder of the aggregate Cash Amount and such holder shall be deemed to have transferred to the Partnership all of such holder’s right, title and interest in and to the Subject Units; and

(b)	the Partnership shall deliver (or cause to be delivered) to such holder the applicable Cash Amount.

5

2.4	Effect of Exchange

(a)	Subject to compliance by the applicable holder of the Subject Units with the terms of this Schedule A, the Partnership (or Holdings for and on behalf of the Partnership) shall deliver or cause the Registrar and Transfer Agent to deliver to the relevant holder, as applicable (i) the applicable Exchanged Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance), or (ii) a check representing the applicable Cash Amount, in each case, less any amounts withheld on account of tax pursuant to Section 5.4 of this Agreement, and such delivery by or on behalf of the Partnership or by the Registrar and Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total consideration payable or issuable.

(b)	On and after the close of business on the Exchange Date, the holders of the Subject Units shall cease to be holders of such Subject Units and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the applicable consideration, unless payment of the consideration is not made in accordance with the provisions of this Article 2. On and after the close of business on the Exchange Date, provided that presentation and surrender of certificates (if applicable) and payment of the applicable consideration has been made in accordance with the foregoing provisions, the holder of the Subject Units exchanged for Holdings Shares shall thereafter be considered and deemed for all purposes to be a holder of the Holdings Shares delivered to it.

(c)	As a condition to delivery of the consideration, the Partnership and the Registrar and Transfer Agent may require presentation and surrender at the office of the Partnership (or at any office of the Registrar and Transfer Agent as may be specified by the Partnership) of such documents and instruments as are contemplated by Section 2.1(b) of this Schedule A.

(d)	Notwithstanding Section 2.4(b) of this Schedule A, where a record date in respect of a distribution occurs prior to the Exchange Date and there is any declared and unpaid distribution on any Exchangeable Unit exchanged hereunder, subject to Section 4.1 of this Schedule A, such distribution shall remain payable and shall be paid in the applicable form on the designated payment date to the former holder of the Exchangeable Unit so exchanged hereunder.

(e)	If only a part of the Exchangeable Units represented by any certificate is exchanged, a new certificate for the balance of such Exchangeable Units shall be issued to the holder at the expense of the Partnership.

(f)

All filing fees, transfer taxes, sales taxes, document stamps or other similar charges levied by any Governmental Authority in connection with the repurchase of the Exchangeable Units pursuant to this Agreement shall be paid by the Partnership; provided, however, that the holder of such Exchangeable Units shall pay any such fees, taxes, stamps or similar charges that may be payable as a result

6

of any transfer of the consideration payable in respect of such Exchangeable Units to a Person other than such holder. Except as otherwise provided in this Agreement, each party will bear its own costs in connection with the performance of its obligations under this Agreement.

2.5	Revocation Right

A holder of Subject Units may, by notice in writing given by the holder to the Partnership before the close of business on the 5th Business Day immediately preceding the Exchange Date, withdraw its Exchange Notice, in which event such Exchange Notice shall be null and void.

2.6	Mandatory Exchange

In the event that:

(a)	at any time there remain outstanding fewer than five percent (5%) of the Exchangeable Units outstanding as of the Unit Effective Time (other than Exchangeable Units held by Holdings and as such number of Units may be adjusted in accordance with the Agreement to give effect to a Combination or Subdivision of, or unit distribution on, the Exchangeable Units, or any issue or distribution of rights to acquire Exchangeable Units or securities exchangeable for or convertible into Exchangeable Units following the Unit Effective Time); or

(b)	a Holdings Control Transaction occurs with respect to which the General Partner has determined in good faith that such Holdings Control Transaction involves a bona fide third party and is not for the primary purpose of causing the exchange of the Exchangeable Units in connection with such Holdings Control Transaction, then on prior written notice given by the Partnership to the holders of Exchangeable Units at least fifteen days prior to such mandatory exchange, the Partnership may cause a mandatory exchange of all of the outstanding Exchangeable Units (which shall be deemed to be the Subject Units), on such date as is specified by the Partnership in such notice (which shall be deemed to be the Exchange Date), pursuant to Section 2.2 of this Schedule A, and for greater certainty, the holders of Exchangeable Units shall not have the right to revoke such mandatory exchange pursuant to Section 2.5 of this Schedule A.

2.7	Attached Voting Interests

(a)	Holdings and the Partnership shall enter into the Voting Trust Agreement substantially concurrently with the execution of this Agreement. For all purposes of this Agreement (including for all purposes of this Schedule A), each and every reference to an Exchangeable Unit shall be deemed also to refer to the corresponding Attached Voting Interest, and no Exchangeable Unit may be transferred, presented for exchange, or otherwise conveyed in any manner whatsoever unless accompanied by the corresponding Attached Voting Interest.

(b)	For the avoidance of doubt, all of the rights of a holder with respect to its Attached Voting Interest in respect of an Exchangeable Unit shall be deemed to

7

be surrendered by such holder, and such Attached Voting Interest shall cease to exist immediately, upon the exchange of such Exchangeable Unit pursuant to Article 2 of this Schedule A or the dissolution of Partnership. For the avoidance of any doubt, in no event shall the holder of any Exchangeable Units be entitled under any circumstance whatsoever to vote the Holdings Shares underlying such holder’s Exchangeable Units more than once by virtue of the Voting Trust Agreement.

2.8	Direct Exchange Right of Holdings

Notwithstanding anything to the contrary in Article 2 of this Schedule A or Section 3.4(c) of the Agreement, Holdings may to the extent required by Law or otherwise in its sole discretion, elect to effect the exchange of Subject Units for Exchanged Shares or the Cash Amount through a direct exchange of such Units and consideration between the holders of such Units and Holdings (a “Direct Exchange”). Holdings may, at any time prior to an Exchange Date, deliver written notice (a “Direct Exchange Notice”) to the Partnership and the holder of any Subject Units setting forth its election to exercise its right to consummate a Direct Exchange. A Direct Exchange Notice may be revoked by Holdings at any time; provided, that any such revocation does not prejudice the ability of the holders of Subject Units to consummate their Exchange Right on the Exchange Date. Upon Direct Exchange pursuant to this Section 2.8, Holdings shall acquire the Subject Units and shall be treated for all purposes of this Agreement as the owner of such Units; provided, that in the hands of Holdings such Units shall be Common Units. Except as otherwise provided by this Section 2.8, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant exchange would have been consummated if Holdings had not delivered a Direct Exchange Notice.

ARTICLE 3

GENERAL

3.1	Amendments

The rights, privileges, restrictions and conditions attaching to the Exchangeable Units may be added to, changed or removed by the General Partner in good faith; provided, that the approval of the holders of at least eighty five percent (85%) of the outstanding Exchangeable Units (excluding any Exchangeable Units held by Holdings or any of its Subsidiaries) shall be required in the case of any amendment that would adversely affect the rights, privileges, restrictions or conditions attaching to the Exchangeable Units relative to the Holdings Shares.

3.2	Fractional Shares

A holder of Exchangeable Units shall not be entitled to any fraction of a Holdings Share and no certificates representing any such fractional interest shall be issued, and such holder otherwise entitled to a fractional interest shall only be entitled to receive the nearest whole number of Holdings Shares, rounded down.

8

3.3	Tax Treatment

This Schedule A shall be treated as part of the partnership agreement of the Partnership as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder.

9

EXHIBIT A

EXCHANGE NOTICE

To Broadcom Cayman L.P. (the “Partnership”):

This notice is given pursuant to Section 2.1(a) of Schedule A of the Amended and Restated Exempted Limited Partnership Agreement, and all capitalized words and expressions used in this notice that are defined in the Amended and Restated Exempted Limited Partnership Agreement have the meanings ascribed to such words and expressions in such Amended and Restated Exempted Limited Partnership Agreement.

The undersigned hereby notifies the Partnership that the undersigned desires to have the Partnership exchange in accordance with the terms of the Amended and Restated Exempted Limited Partnership Agreement:

☐  all Exchangeable Unit(s) held by the undersigned; or

☐              Exchangeable Unit(s) held by the Undersigned

The undersigned hereby notifies the Partnership that the Exchange Date shall be:

NOTE:	The Exchange Date must be no less than 8 Business Days and no more than 10 Business Days after the date on which this notice is received by the Partnership (unless otherwise extended by Holdings in connection with obtaining the 7874 Opinion and Auditor Determination as provided in the Amended and Restated Exempted Limited Partnership Agreement) and each holder of Exchangeable Units, together with its Affiliates, may submit only one such notice per calendar month.

This Exchange Notice may be revoked and withdrawn by the undersigned only by notice in writing given to the Partnership at any time before the close of business on the 5th Business Day preceding the Exchange Date.

The undersigned hereby represents and warrants to the Partnership that the undersigned has good title to, and owns, the Exchangeable Units subject to this notice to be acquired by the Partnership free and clear of all liens, claims and encumbrances, and that, during the Restricted Period, the undersigned has not been a party to or a participant, directly or indirectly, in any Hedging Transaction.

(Date)	(Signature of Unitholder)	(Guarantee of Signature)

☐  Please check box if the securities and any check(s) resulting from the exchange of the Exchangeable Units are to be held for pick-up by the holder from the Registrar and Transfer Agent, failing which the securities and any check(s) will be mailed to the last address of the holder as it appears on the register.

NOTE:	This notice, together with (i) any certificate or certificates (if applicable) evidencing the Exchangeable Units and (ii) such additional documents and instruments as the Registrar and Transfer Agent may reasonably require pursuant to its standard and customary practices (but, in any event, excluding any representations and warranties other than as to ownership and authority) or as required by law (e.g., Internal Revenue Service Forms W-8 or W-9), must be deposited with the Registrar and Transfer Agent. The securities and any check(s) resulting from the exchange of the Exchangeable Units will be issued and registered in, and made payable to, respectively, the name of the unitholder as it appears on the register of the Partnership and the securities and any check(s) resulting from such exchange will be delivered to such unitholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities or Check(s) Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:

Signature of Holder:

City, Province and Postal Code:

Signature Guaranteed by:

NOTE:	If this Exchange Notice is for less than all of the Exchangeable Units held by the unitholder, if certificated a certificate representing the remaining Exchangeable Unit(s) represented by this certificate will be issued and registered in the name of the unitholder as it appears on the register of the Partnership, unless the Transfer Power on the unit certificate is duly completed in respect of such unit(s).

2

SCHEDULE B

DEFINITION OF PERMITTED TRANSFEREE

a. The term “Permitted Transferee” of a Partner shall have the following additional meanings in the following cases:

(i) In the case of a Partner who is a natural person holding record and beneficial ownership of the Units in question, “Permitted Transferee” means: (a) the spouse of such Partner (the “Spouse”); (b) a lineal descendant, or the spouse of such lineal descendant (collectively, “Descendants”), of such Partner or of the Spouse; (c) the trustee of a trust (including a voting trust) for the benefit of such Partner, the Spouse, other Descendants, or an organization contributions to which are deductible for federal income, estate or gift tax purposes (a “Charitable Organization”), and for the benefit of no other Person; provided that such trust may grant a general or special power of appointment to the Spouse or to the Descendants and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estate of such Partner payable by reason of the death of such Partner or the death of the Spouse or a Descendant, and that such trust (subject to the grant of a power of appointment as provided above) must prohibit transfer of Units or a beneficial interest therein to Persons other than Permitted Transferees as defined in subparagraph (ii) of this Schedule B (a “Trust”); (d) a Charitable Organization established by such Partner or a Descendant; (e) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, of which such Partner is a participant or beneficiary, provided that such Partner is vested with the power to direct the investment of funds deposited into such Individual Retirement Account and to control the voting of securities held by such Individual Retirement Account (an “IRA”); (f) a pension, profit sharing, stock bonus or other type of plan or trust of which such Partner is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, provided that such Partner is vested with the power to direct the investment of funds deposited into such plan or trust and to control the voting of securities held by such plan or trust, (a “Plan”); (g) a corporation all of the outstanding capital stock of which is owned by, or a partnership all of the partners of which are, such Partner, his or her Spouse, his or her Descendants, any Permitted Transferee of the Partner and/or any other Partner or its Permitted Transferee determined pursuant to this subparagraph (i) of this Schedule B, provided that if any share (or any interest in any share) of capital stock of such a corporation (or of any survivor of a merger or consolidation of such corporation), or any partnership interest in such a partnership, is acquired by any Person who is not within such class of Persons, such corporation of partnership shall cease to be a Permitted Transferee; (h) another Partner or such Partner’s Permitted Transferee determined pursuant to this subparagraph (i) of this Schedule B; and (i) in the event of the death of such Partner, such Partner’s estate.

(ii) In the case of a Partner holding the Units in question as trustee of an IRA, a Plan or a Trust other than a Trust described in subparagraph (iii) of this Schedule B, “Permitted Transferee” means: (a) any participant in or beneficiary of such IRA, such Plan or such Trust, or the Person who transferred such Units to such IRA, such Plan or such Trust, and (b) a Permitted Transferee of any such Person or Persons determined pursuant to subparagraph (i) of this Schedule B.

(iii) In the case of a Partner holding the Units in question as trustee pursuant to a Trust which was irrevocable on the Record Date (as defined below), “Permitted Transferee” means any Person as of the Record Date to whom or for whose benefit principal may be distributed either during or at the end of the term of such Trust whether by power of appointment or otherwise. For purposes of this Schedule B, there shall be one “Record Date,” which date shall be the date that is the record date for determining the Persons to whom the shared of Class B Common Stock were first distributed by Broadcom.

(iv) In the case of a Partner holding record (but not beneficial) ownership of the Units in question as nominee for the Person who was the beneficial owner thereof on the Record Date, “Permitted Transferee” means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to subparagraph (i), (ii), (iii), (v) or (vi) of this Schedule B, as the case may be.

(v) In the case of a Partner that is a partnership holding record and beneficial ownership of the Units in question, “Permitted Transferee” means any partner of such partnership, provided that such partner was a partner in the partnership at the time it first became a Partner, or any Permitted Transferee of such partner determined pursuant to subparagraph (i) of this Schedule B.

(vi) In the case of a Partner that is a corporation, other than a Charitable Organization described in clause (d) of subparagraph (i) of this Schedule B, holding record and beneficial ownership of the Units in question (a “Corporate Holder”), “Permitted Transferee” means (a) any shareholder of such Corporate Holder, provided that such shareholder was a shareholder of the Corporate Holder at the time it first became a Partner, or any Permitted Transferee of any such shareholder determined pursuant to subparagraph (i) of this Schedule B; and (b) the survivor (the “Survivor”) of a merger or consolidation of such Corporate Holder, so long as such Survivor is controlled, directly or indirectly, by those shareholders of the Corporate Holder who were shareholders of the Corporate Holder at the time the Corporate Holder first became a Partner or any Permitted Transferees of such shareholders determined pursuant to subparagraph (i) of this Schedule B.

(vii) In the case of a Partner that is the estate of a deceased Partner, or that is the estate of a bankrupt or insolvent Partner, and provided such deceased, bankrupt or insolvent Partner, as the case may be, held record and beneficial ownership of the Units in question, “Permitted Transferee” means a Permitted Transferee of such deceased, bankrupt or insolvent Partner as determined pursuant to subparagraphs (i), (v) or (vi) of this Schedule B, as the case may be.

(viii) In the case of any Partner who desires to make a bona fide gift, “Permitted Transferee” means any other Partner or its Permitted Transferee determined pursuant to subparagraph (i) of this Schedule B.

(ix) In the case of any Partner, “Permitted Transferee” means any Person or entity that will hold record (but not beneficial) ownership of the Units in question as nominee for the Partner or its Permitted Transferee determined pursuant to subparagraph (i), (ii), (iii), (v) or (vi) of this Schedule B, as the case may be.

2

b. For purposes of this Schedule B:

(i) The relationship of any Person that is derived by or through legal adoption shall be considered a natural relationship.

(ii) Each joint owner of Units (if a Permitted Transferee) or owner of a community property interest in (if a Permitted Transferee) Units shall be considered a “Partner” with respect to such Units.

(iii) A minor for whom Units are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a “Partner” with respect to such Units.

3